As filed with the Securities and Exchange Commission on September 29, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.
(Exact name of Registrant as specified in its charter)

Nevada	7310	36-4794119
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan
886287978775 ext 507
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Yih-Jong Shy
Chief Executive Officer
4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan
886287978775 ext 500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay M. Kaplowitz, Esq.

Wei Wang, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (2)	3,990,950	$5.00	$19,954,750	$2,318.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCBQ on September 28, 2015, which was $5.00 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission (the “SEC”) declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 29, 2015

Prospectus

NowNews Digital Media Technology Co. Ltd.

3,990,950 Shares of Common Stock

This prospectus (“Prospectus”) relates to the sale of 3,990,950 shares (“Shares”) of common stock, par value $0.001 per share (“Common Stock”) of NOWnews Digital Media Technology Co. Ltd.(the “Company,” “we,” “us,” or “our”) by the selling stockholders identified herein (the “Selling Stockholders”).

The Selling Stockholders may offer to sell the Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. The Selling Shareholders will receive all of the net proceeds from the offering of their shares.

The Shares may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our common stock is presently quoted on the OTCQB under the symbol “NDMT”. On September 16, 2015, the last reported sale price for our common stock on the OTCQB was $5 per share.

Investing in our Common Stock involves a high degree of risk. You may lose your entire investment. See “Risk Factors” beginning on page 2. You should read the entire prospectus before making an investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2015

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment in our Common Stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless the context otherwise requires, the terms “NOWnews,” “the Company,” “we,” “us” and “our” in this prospectus refer to NOWnews Digital Media Technology Co. Ltd., and its subsidiaries.

Overview

NOWnews Digital Media Technology Co. Ltd. (the “Company”, “NOWnews”, or “we”) is engaged in the business of creating, collecting and distributing news and information through its website http://www.nownews.com/ and its applications on mobile phones or tablets. We generate revenue primarily from online advertising and marketing services and news content licensing.

Company Information

We maintain our principal executive offices at 4F, No. 32, Ln. 407, Sec. 2, Tiding Road, Neihu District, Taipei City 114, Taiwan. Our telephone number is +886-287978775 ext. 500 and our website address is http://www.nownews.com/. The information contained in, or that can be accessed through, our website is not incorporated into and is not part of this prospectus. We were incorporated as Forever Zen Ltd. on March 20, 2010 under the laws of the State of Nevada. On December 13, 2013, we changed our name to NOWnews Digital Media Technology Co Ltd.

Going Concern

As described in auditor’s report on our financial statements, our auditors have included a “going concern” provision in their opinion on our financial statements, expressing substantial doubt that we can continue as an ongoing business for the next twelve months.

The Offering

Common Stock offered by the selling stockholders	3,990,950 shares of Common Stock of the Company

Common Stock Outstanding before this offering	22,412,000 shares

Common stock to be outstanding after this offering	22,412,000 shares

Trading Market	OTCQB

Ticker Symbol	NDMT

Use of proceeds	We will not receive any of the proceeds from the sale of shares to be offered by the selling stockholders. See “Use of Proceeds.”

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our Common Stock.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before investing in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, financial condition, operating results, and prospects could be materially harmed. In that event, you could lose part or all of your investment.

Risks Related to Our Business and Our Industry

We are subject to the risks associated with operating in an evolving market.

As a company operating in the rapidly evolving online and digital communications market, we face numerous risks and uncertainties. Some of these risks relate to our ability to:

•	continue to attract users to remain with us and use our website and mobile applications as the primary means of obtaining news information switches from personal computers to mobile phones or other portable devices;
•	continue to attract a larger audience to our matrices of Chinese-language content and services by expanding the type and technical sophistication of the content and services we offer;
•	develop a sufficiently large customer base for our content licensing as well as advertising and marketing services;
•	increase the revenues derived from our licensing, advertising and marketing businesses;
•	attract and retain qualified personnel; and
•	effectively control our increased costs and expenses as we expand our businesses.

We are relying on advertising as a significant portion of our revenues, but the online advertising industry is subject to many uncertainties, which could cause our advertising revenues to decline.

The online advertising industry is rapidly evolving in Taiwan. Many of our current and potential advertisers have limited experience with the Internet as an advertising and marketing medium, have not traditionally devoted a significant portion of their advertising and marketing expenditures or other available funds to web-based advertising and marketing, and may not find the internet to be effective for promoting their products and services relative to traditional print and broadcast media. We may not be successful in attracting new advertisers, convincing our current and potential advertisers to increase their budgets for online advertising and marketing or securing a significant share of those budgets. If the internet does not become more widely accepted as a medium for advertising and marketing, our ability to generate additional revenues could be negatively affected. Our ability to generate significant advertising and marketing revenues will depend on a number of factors, many of which are beyond our control, including but not limited to:

•	the development and retention of a large base of users possessing demographic characteristics attractive to advertisers;

•	the maintenance and enhancement of our brands in a cost-effective manner;

•	increased competition and potential downward pressure on online advertising and marketing prices and limitations on web page space;

•	changes in government policy that curtail or restrict our online advertising and marketing services or content offerings or increase our costs associated with policy compliance;

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•	the acceptance of online advertising and marketing as an effective way for advertisers to market their businesses;

•	advertisers’ preferences for new online advertising and marketing formats, products or business models offered by other competitors and our ability to provide similar or competing new formats, products and solutions;

•	the development of independent and reliable means of verifying levels of online advertising and traffic; and

•	the effectiveness of our advertising delivery, tracking and reporting systems.

If there is a downturn in advertising and marketing spending, especially in these sectors, our results of operations, cash flows and financial condition and our share price could suffer. Our growth in advertising and marketing revenues will also depend on our ability to increase our network and develop new offerings, such as those tied to video content, mobile environment and user-generated content in social media environments. If we fail to increase our advertising and marketing services, our growth in advertising and marketing revenues could be hampered and our share price may drop significantly.

We face intense competition that could reduce our market share and adversely affect our financial performance.

There are many companies that distribute online content and services targeting Internet users in Taiwan. We compete with such distributors for user traffic, advertising dollars, potential partners and mobile services. Competition is intense and expected to increase significantly in the future because there are no substantial barriers to entry in our market. Also, as internet usage in Greater China increases and the Greater China market becomes more attractive to online advertisers and for conducting fee-based services, large global competitors, such as Facebook, Twitter, Line, Kakao and WhatsApp, may increasingly focus their resources on the Greater China market.

We compete with our peers and competitors primarily on the following basis:

•	technological advancements;

•	attractiveness of our website and mobile applications;

•	brand recognition;

•	volume of traffic and users;

•	quality of website, mobile applications and content;

•	strategic relationships;

•	quality of our advertising and marketing services;

•	talented staff; and

•	pricing.

Many of our competitors in the online markets for advertising and marketing have certain competitive advantages over us including:

•	greater brand recognition among Internet users and clients;

•	better products and services;

•	larger user and customer bases;

•	more extensive and well developed marketing and sales networks; and

•	substantially greater financial and technical resources.

We cannot assure you that we will succeed in competing against the established and emerging competitors in the market. The increased competition could result in reduced traffic, loss of market share and revenues, and lower profit margins.

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Failure to raise additional capital as needed could adversely affect the Company and its ability to grow.

The Company will need considerable amounts of capital to develop its business.  It may raise funds through public or private equity offerings or debt financings.  If the Company cannot raise funds on acceptable terms when needed, it may not be able to grow or maintain the business.  Furthermore, such lack of funds may inhibit the Company’s ability to respond to competitive pressures or unanticipated capital needs, or may force the Company to reduce operating expenses, which could significantly harm the business and development of operations.  Because the Company’s independent auditors have expressed doubt as to the Company’s ability to continue as a “going concern,” as reported in the financial statements of the Company, its ability to raise capital may be severely hampered.  Similarly, the Company’s ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” issue is eliminated.

Our business is highly sensitive to the strength of our brands in the marketplace, and we may not be able to maintain current or attract new users, customers and strategic partners for our website and mobile applications as well as advertising and marketing services if we do not continue to increase the strength of our brands and develop new brands successfully in the marketplace.

Our operational and financial performance is highly dependent on our strong brands in the marketplace. Such dependency will increase further as the number of internet and mobile users as well as the number of market entrants in Greater China grows. In order to retain existing and attract new internet users, advertisers, mobile customers and strategic partners, we may need to substantially increase our expenditures to create and maintain brand awareness and brand loyalty. Consequently, we will need to grow our revenues at least in the same proportion as any increase in brand spending to maintain our current levels of profitability.

Increases in competition and market prices for professionally produced content may have an adverse impact on our financial condition and results of operations.

Competition for quality content for online advertising is intense in Taiwan and Greater China. Our competitors include well-capitalized companies, both private and newly listed companies, many of whom operate on a net-loss basis, as well as well-established companies that have user traffic greater than ours. If we are unable to secure a large portfolio of professionally produced quality content due to prohibitive cost, or if we are unable to manage our content acquisition costs effectively and generate sufficient revenues to outpace the increase in content spending, our website traffic, financial condition and results of operations may be adversely affected.

The expansion of advertisement blocking measures may result in a decrease of advertising revenues.

The development of software and mobile applications that block advertisements before they appear on a user’s screen may hinder the growth of online and digital advertising. Since our advertising revenues are generally based on user views, the expansion of advertisement blocking software and mobile applications may decrease our advertising revenues. As a result, such advertisements will not be tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on the Internet, our websites or applications because of the expansion of advertisement blocking measures. In addition, increasing numbers of browsers include technical barriers designed to prevent consumer tracking such as trailing browsing history, which may also adversely affect the growth of online and digital advertising.

If we fail to detect significant fraudulent click-through, we could lose the confidence of our search customers and our search revenues could decline.

Our search business is exposed to the risk of click-through fraud on our paid search results. Click-through fraud occurs when a person clicks paid search results for a reason other than to view the underlying content of search results. If we fail to detect significant fraudulent clicks or otherwise are unable to prevent significant fraudulent activity, the affected search customers may experience a reduced return on their investment in our pay-for-click services and lose confidence in the integrity of our pay-for-click service systems, and we may have to issue refunds to our customers. If this happens, we may be unable to retain existing customers and attract new customers for our pay-for-click services, and our search revenues could decline. In addition, affected customers may also file legal actions against us claiming that we have over-charged or failed to refund them. Any such claims or similar claims, regardless of their merits, could be time-consuming and costly for us to defend against and could also adversely affect our search brand and our search customers’ confidence in the integrity of our pay-for-click service systems.

If we fail to establish and maintain relationships with content or infrastructure providers, we may not be able to attract and retain users.

In addition to reliance upon our reporters, editors and staff, we rely on a number of third party relationships to provide high-quality news, video, audio and text content in order to make our websites and mobile applications more attractive to users and advertisers. Our arrangements with content providers are usually short-term and our content providers may increase the fees they charge us for their content. This trend would increase our costs and operating expenses and could adversely affect our ability to obtain content at an economically acceptable cost. Except for the exclusive content, much of the third party content provided to our websites is also available from other sources or may be provided to other Internet companies. If other Internet companies present the same or similar content in a superior manner, it would adversely affect our user traffic.

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Our business also depends significantly on relationships with infrastructure providers. Our competitors may establish the same relationships as we have, which may adversely affect us. We may not be able to maintain these relationships or replace them on commercially attractive terms.

Changes in technology may render our current technologies obsolete or require us to obtain licenses for introducing new services or make substantial capital investments, financing for which may not be available to us on favorable commercial terms or at all.

The Taiwan telecommunications industry has been characterized by rapid increases in the diversity and sophistication of the technologies and services offered. As a result, we expect that we will need to constantly upgrade our telecommunications technologies and services in order to respond to competitive industry conditions and customer requirements. Developments of new technologies have rendered some less advanced technologies unpopular or obsolete. If we fail to develop, or obtain timely access to, new technologies and equipment, or if we fail to obtain the necessary licenses to provide our content using these new technologies, we may lose our customers and market share and become less profitable.

In addition, the cost of implementing new technologies, upgrading our networks or expanding capacity could be significant. In particular, we have made and will continue to make substantial capital expenditures in the near future in order to effectively respond to technological changes, such as the continued expansion of our fiber optic networks. To the extent these expenditures exceed our cash resources, we will be required to seek additional debt or equity financing. Our ability to obtain additional financing on favorable commercial terms will depend on a number of factors. These factors include our financial condition, results of operations, cash flows and the prevailing market conditions in the domestic and international telecommunications industry, the cost of financing and conditions in the financial markets, and the issuance of relevant government and other regulatory approvals. Any inability to obtain funding for our capital expenditures on commercially acceptable terms could jeopardize our expansion plans and materially and adversely affect our business prospects and future results of operations.

If new technologies adopted by us do not perform as expected, or if we are unable to effectively integrate new technologies in a commercially viable manner, our revenue growth and profitability will decline.

We are constantly evaluating new growth opportunities in our industry. Some of these opportunities involve new digital platform technologies for which there are no proven markets, and may not develop as expected. These new technologies may not perform as expected or generate an acceptable rate of return. In addition, we may not be able to successfully develop new technologies to effectively and economically deliver our advertising or marketing services, or be able to compete successfully in the delivery of our news content based on or through new technologies. Furthermore, the success of our mobile applications is substantially dependent on the mobile applications developed by third-party developers. These applications may not be sufficiently developed to support our content and/or advertising and marketing services. If we are unable to deliver commercially viable services or applications based on the new technologies that we adopt, our financial condition and results of operations may be materially and adversely affected.

Our growth may cause significant pressures upon our operational, administrative and financial resources.

Our operational, administrative and financial resources may be inadequate to sustain the growth we want to achieve. As the demands of our users and the needs of our customers change, the number of our users and volume of online advertising increase, requirements for maintaining sufficient servers to provide high-definition online video and mobile activities increase, we will need to increase our investment in our network infrastructure, facilities and other areas of operations. If we are unable to manage our growth and expansion effectively, the quality of our advertising and marketing services could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

•	adapt our services and maintain and improve the quality of our services;

•	protect our website from hackers and unauthorized access;

•	continue training, motivating and retaining our existing employees and attract and integrate new employees; and

•	develop and improve our operational, financial, accounting and other internal systems and controls.

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Our operating company maintains its books and records in accordance with the Taiwan GAAP and, as a result, it involves a risk of accuracy when our personnel convert the financial statements to U.S. GAAP.

Our operating company in Taiwan maintains its books and records in accordance with the generally accepted accounting principles in Taiwan (“Taiwan GAAP”). We do not retain an outside accounting firm or consultant to prepare our financial statements or to evaluate our internal controls over financial reporting. Our Financial Manager prepares the U.S. GAAP financial statements and converts the financial statements prepared under Taiwan GAAP into U.S. GAAP. Our CFO is responsible for supervising the preparation of our financial statements under Taiwan GAAP and for reviewing such financial statements to ensure their accuracy and completeness. In addition, he is responsible for reviewing the adjustments made to the financial statements to convert them into U.S. GAAP for SEC reporting requirements.

Our company is at the early stage of adopting necessary financial reporting concepts and practices, including strong corporate governance, internal controls and, computer, financial and other control systems. Most of our accounting and finance staff are not educated and trained in U.S. GAAP and SEC reporting requirements, and we may have difficulty hiring new employees in Taiwan with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet SEC reporting requirements. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Due to the rapidly evolving market in which we operate, we cannot predict whether we will meet internal or external expectations of future performance.

Our primary market is in Taiwan, where the internet industry is rapidly evolving and new products, new business models and new players emerge from time to time. In addition, regulatory changes can have an unexpected and significant impact on many aspects of our business. In the past, we have experienced high growth rates in our two main lines of business in advertising and marketing, and there may be expectations that these growth rates will continue.

We believe our future success depends on our ability to significantly grow our revenues from new and existing products, business models and sales channels. However, market data on our business, especially on new products, business models and sales channels, are often limited, unreliable or nonexistent. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in a fast changing market where there are abundant private and public capital to support competing new product developments, new business models and new companies. These risks include our ability to:

•	offer new and innovative mobile applications;

•	attract and retain users and advertisers;

•	react quickly and effectively to regulatory changes;

•	generate revenues from our advertising business;

•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations among our competitors;

•	attract customers to our advertising and marketing services;

•	maintain our current, and develop new, strategic relationships;

•	increase awareness of our brand and continue to build user loyalty;

•	attract and retain qualified managerial and other talented employees;

•	upgrade our technology to support increased traffic and expanded services;

•	expand the content and services on our network, secure premium content and increase network bandwidth in a cost-effective manner; and

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•	develop a sufficiently large customer and user base and monetization models for our advertising and marketing services to recover its development costs, network expenditures and marketing expenses and eventually achieve profitability.

We may not be able to adequately protect our intellectual properties, and we may be subject to intellectual property infringement claims or other allegations by third parties for services we provide or for information or content displayed on, retrieved from or linked to our websites, or distributed to our users, which may materially and adversely affect our business, financial condition and prospects.

We rely on a combination of copyright, patent and trademark laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual properties, particularly in countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

Companies in the internet, technology, and media industries are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of other parties’ rights. The validity, enforceability and scope of protection of intellectual property rights in internet-related industries are uncertain and still evolving. As we face increasing competition and as litigation becomes more common in our industry, we face a higher risk of being the subject of intellectual property infringement claims.

Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Such claims, even if they do not result in liability, may harm our reputation. Any resulting liability or expenses, or changes required to our websites to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.

Privacy concerns may prevent us from selling demographically targeted advertising in the future and make us less attractive to advertisers.

We collect personal data from our user base in order to better understand our users and their needs and to help our advertisers target specific demographic groups. If privacy concerns or regulatory restrictions prevent us from selling demographically targeted advertising, we may become less attractive to advertisers. For example, as part of our future advertisement delivery system, we may integrate user information such as advertisement response rate, name, address, age or email address, with third-party databases to generate comprehensive demographic profiles for individual users.

We do not have business insurance coverage, including director and officer liability insurance.

We do not have any business liability or disruption insurance coverage for our operations, and we do not yet have director and officer liability insurance. Any business disruption, litigation or natural disaster may cause us to incur substantial costs and divert our resources.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert NTD into foreign currencies and, if NTD were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan uses the New Taiwan Dollar as the functional currencies. The majority of our revenues derived and expenses incurred are in NTD with a relatively small amount in U.S. dollars. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the NTD depends to a large extent on Taiwanese government policies, domestic and international economic and political developments as well as supply and demand in the local market.

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We depend on select personnel and could be affected by the loss of their services.

We depend on the continued service of our executive officers, senior management and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could harm our business. Competition for qualified talent in Taiwan is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected and our share price could suffer. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

Any further economic downturn or decline in the growth of the population in Taiwan may materially and adversely affect our financial condition, results of operations and prospects.

We conduct most of our operations and generate most of our revenues in Taiwan. As a result, any decline in the Taiwan economy or a decline in the growth of the population in Taiwan may materially and adversely affect our financial condition, results of operations and prospects. For example, the global slowdown in technology expenditures has from time to time adversely affected the Taiwan economy, which is highly dependent on the technology industry. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. There have also been concerns over unrest in the Middle East, Africa and Ukraine, which has resulted in higher oil prices and significant market volatility.

As our business is significantly dependent on economic growth, any uncertainty or further deterioration in economic conditions could have a material adverse effect on our financial condition and results of operations. We cannot assure you that economic conditions in Taiwan will continue to improve in the future or that our business and operations will not be materially and adversely affected by deterioration in the Taiwan economy.

We face substantial political risks associated with doing business in Taiwan, particularly due to domestic political events and the tense relationship between Taiwan and the People’s Republic of China, which could adversely affect our financial condition and results of operations.

Our principal executive offices and substantially all of our assets are located in Taiwan, and substantially all of our revenues are derived from our operations in Taiwan. Accordingly, our business, financial condition and results of operations and the market price of our common shares may be affected by changes in the PRC’s governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of our control. Taiwan has a unique international political status. Since 1949, Taiwan and the Chinese mainland have been separately governed. The People’s Republic of China, or PRC, claims that it is the sole government in China and that Taiwan is part of China. Although significant economic and cultural relations have been established between the Republic of China and the PRC, such as the engagement of the Economic Cooperation Framework Agreement, or ECFA, in 2010, relations may become strained again. In June 2013, the Taiwan government and the PRC government entered into the Cross-Strait Agreement on Trade in Services pursuant to the ECFA. According to this agreement, both parties agreed to certain concessions on the telecommunication industries. As of March 31, 2014, the Cross-Strait Agreement on Trade in Services has not yet been ratified by the Legislation Yuan of Taiwan. If the agreement is unable to be ratified by the Legislation Yuan, our business operations in the PRC and our results of operation may be adversely affected. In addition, the PRC government has refused to renounce the use of military force to gain control over Taiwan. Past developments in relations between the Republic of China and the PRC have on occasion depressed the market prices of the securities of companies in the Republic of China. Relations between the Republic of China and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations, as well as the market price and the liquidity of our securities. In addition, the complexities of the relationship between the ROC and PRC require companies involved in cross-strait business operations to carefully monitor their actions and manage their relationships with both Taiwan and PRC governments. In the past, companies in Taiwan, have received minor sanctions such as travel restrictions or minor monetary fines by Taiwan and/or PRC governments. We cannot assure you that we will be able to successfully manage our relationships with the ROC and PRC governments for our cross-strait business operations, which could have an adverse effect on our ability to expand our business and conduct cross-strait business operations.

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You may have difficulty enforcing judgment against us or our directors and officers.

We are a Nevada holding company and most of our assets are located outside of the United States. In addition, all of our directors and executive officers are residents of Taiwan, and substantially all of their assets and our assets are located in Taiwan. As a result, investors may not be able to effect service of process upon us or our directors and executive officers, or to enforce against them judgments obtained in courts outside of Taiwan.

Any final judgment obtained against us in any court other than the courts of the Republic of China in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the Republic of China without further review of the merits only if the court of the Republic of China in which enforcement is sought is satisfied that:

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the Republic of China;

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the Republic of China;

•	if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the Republic of China; and

•	judgments at the courts of the Republic of China are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

If you fail to establish the foregoing to the satisfaction of the courts in the Republic of China, you may not be able to enforce a judgment against us rendered by a court in the United States.

Any future outbreak of contagious diseases may materially and adversely affect our business and operations, as well as our financial condition and results of operations.

Any future outbreak of contagious diseases, such as severe acute respiratory syndrome or avian influenza, may disrupt our ability to adequately staff our business and may generally disrupt our operations. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part or all of our operations. Furthermore, any future outbreak may restrict the level of economic activity in affected regions, including Taiwan, which may adversely affect our business and prospects. As a result, we cannot assure you that any future outbreak of contagious diseases would not have a material adverse effect on our financial condition and results of operations.

Risks Related to the Telecommunications Infrastructure

The telecommunications infrastructure in China and Taiwan, which are not as well developed as in the United States, may limit our growth.

The telecommunications infrastructure in China and Taiwan are not well developed. Our growth will depend on government and state-owned enterprises establishing and maintaining a reliable Internet and telecommunications infrastructure to reach a broader base of Internet users, especially in China. The Internet infrastructure, standards, protocols and complementary products, services and facilities necessary to support the demands associated with continued growth may not be developed on a timely basis or at all.

9

Our operations and ability to deliver services may be disrupted due to a systems failure, shutdown in our networks, earthquakes or other natural disasters.

Taiwan is susceptible to earthquakes and typhoons. However, we do not carry insurance to cover damage caused by earthquakes, typhoons or other natural disasters or any resulting business interruption. Our services are currently carried through our fixed and mobile communications networks, as well as through our transmission networks consisting of optical fiber cable, microwave, submarine cable and satellite transmission links, which could be vulnerable to damage or interruptions in operations due to natural disasters. The occurrence of natural disasters could impact our ability to deliver services and have a negative effect on our results of operations. Furthermore, we might also be liable for losses claimed from our customers that were incurred from our failure to deliver our services. These potential liabilities could also have a material adverse effect on our results of operations.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our website and mobile applications less attractive and reliable, and we may be susceptible to security breaches, which may damage our reputation and adversely affect our business.

As an internet-based news source delivering content through a website and mobile applications, our system is susceptible to cyber security risks, including hijack attacks, phishing attacks, hacker’s intrusions to steal customer’s information, including personal information, and distributed denial-of-service (DDoS) attacks. These attacks may disrupt our services and cause leakage of our customers’ personal information, which may result in significant damage and material adverse effect to our customers and our operations. We cannot assure you that our data protection measures are sufficient to prevent any data leakage or disruption of our service due to cyber attacks. We may suffer negative consequences, such as remedial costs, increased cyber security protection costs, lost revenues, litigation and reputational damage due to cyber attacks.

Internet use can decline if any well-publicized compromise of security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our website and mobile applications against hackers, and measures we may take may not be effective. In addition, the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible liability, as well as damage our reputation and decrease our user traffic.

Traffic growth and user engagement depend upon effective interoperation with operating systems, networks, devices, web browsers and standards that we do not control.

We make our websites and mobile applications available across a variety of operating systems. We are dependent on the interoperability of our websites and mobile applications with popular devices, desktop and mobile operating systems and web browsers that we do not control, such as Windows, Mac OS, Android, iOS, and others. Any changes in such systems, devices or web browsers that degrade the functionality of our websites and mobile applications or give preferential treatment to competitive websites and mobile applications could adversely affect us.

Further, if the number of platforms for which we develop our websites and mobile applications increases, it will result in an increase in our costs and expenses. In order to deliver high quality products and services, it is important that our websites and mobile applications work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a large number of our users access our websites and mobile applications through mobile devices, we are particularly dependent on the interoperability of our websites and mobile applications with such devices and operating systems. In the event that it is difficult for our users to access and use our websites and mobile applications and services, particularly on their mobile devices, our user growth and user engagement could be harmed, and our business and operating results could be adversely affected.

Our business and operations results may be harmed by service disruptions, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

The continual accessibility of our websites and the performance and reliability of our network infrastructure are critical to our reputation and our ability to attract and retain users, advertisers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services or increases the response time of our services could reduce our appeal to users and consumers. Factors that could significantly disrupt our operations include system failures and outages caused by fire, floods, earthquakes, power loss, telecommunications failures and similar events; software errors; computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems; and security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information.

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As the number of our users increases and our users generate more content, including photos and videos on our platform, we may be required to expand and adapt our technology and infrastructure to continue to reliably store and analyze this content. It may become increasingly difficult to maintain and improve the performance of our products and services, especially during peak usage times, as our products and services become more complex and our user traffic increases. We have limited backup systems and redundancy. Future disruptions or any of the foregoing factors could damage our reputation, require us to expend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. We do not carry sufficient business interruption insurance to compensate for losses that may occur as a result of any of these events. Accordingly, our revenues and results of operations may be adversely affected if any of the above disruptions should occur.

If we fail to comply with the regulations of the ROC Fair Trade Act, we may be investigated and fined.

Our business operations are subject to the regulations of the ROC Fair Trade Act, or the FTA, which is administered and enforced by the ROC Fair Trade Commission, or the FTC. The FTA requires, among other things, that the marketing and promotional materials of a business to be true and not misleading. The FTA also prohibits a business from participating or engaging in a cartel or other anti-competitive conduct. The FTC has the authority under the FTA to investigate and, where appropriate, impose fines and penalties on a business that violates any regulations promulgated by the FTA. The consequences of any such violations could have a material adverse effect on our business and results of operations. As the FTA provides the FTC broad discretion to interpret anti-competition actions and enforce the relevant clauses under the FTA, we are unable to predict whether the FTC would initiate investigation on any of our daily business activities or find us liable for violating the FTA in the future. The investigations of and penalties imposed by the FTC could interrupt the operation of our website and mobile applications or advertising and marketing services, which would have a negative impact on our reputation, business operations and results of operations.

If we are unable to obtain and maintain the licenses to operate our business, our prospects and business may be adversely affected.

We currently possess a permit for (i) production and distribution of radio and TV programs and (ii) radio and TV advertisements. In order to retain the permit, we must maintain a minimum registered capital of NT$1,200,000 and a minimum office area of approximately 538 square feet. Although the Company may maintain such minimum regulatory requirements, we risk losing our permit if we do not update our information as to changes in the company name, management, registered capital and business address. If the permit is revoked, suspended or not renewed, or if we are unable to obtain any additional licenses that we may need to operate or expand our business in the manner we desire, then our prospects and business may be adversely affected.

The PRC allows our website and applications to operate in China, however, content on our website and mobile applications may be found objectionable by PRC regulatory authorities who may block users in China from accessing our website and/or mobile applications.

In addition to professionally produced content, we allow all of our users to upload content to our website. A percentage of our users access our website and mobile applications from within China. All of our users can upload all types of content, including user-created and professionally produced content. Although we have adopted internal procedures to monitor and review the content displayed on our website and mobile applications, we may not be able to identify all user content that may be objectionable in China.

The PRC government has adopted regulations governing Internet access and the distribution of videos over the Internet. To the extent that PRC regulatory authorities find any content displayed on our website or mobile applications objectionable, the PRC government may block users in China from accessing our website and/or mobile applications. Further, the PRC government may not provide us with advance notice that our website and/or mobile applications will be blocked in China. The websites of some competitors have been blocked in the past. Although we do not operate under the jurisdiction of the PRC government, our business may be adversely impacted if users in China are blocked from accessing our website or mobile applications.

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Risks Related to our Stock and Becoming a Public Company

Our largest stockholder may take actions that conflict with our public stockholders’ best interests.

As of the date of this report, our largest stockholder, Alan Chen, owned approximately 27.94% of our outstanding common shares. Moreover, Mr. Chen is also stockholder and a control person of other entities affiliated with NOWnews. At times, the interests of such other entities may conflict with those of NOWnews. We cannot assure you that our largest shareholder will not take actions that impair our ability to conduct our business competitively or conflict with the best interests of our other stockholders.

You may experience dilution of your ownership interests because of the future issuance of additional ordinary shares.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for ordinary shares, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

There is not an active liquid trading market for the Company’s Common Stock.

There is no regular active trading market in the Company’s Common Stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s Common Stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	announcements that our revenue or income are below expectations;
•	general economic slowdowns;
•	sales of large blocks of the Company’s Common Stock; and
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations will require, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition and establish and maintain effective disclosure and financial controls and corporate governance practices. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company" as defined in the recently enacted Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.

These forward-looking statements include, but are not limited to, statements concerning the following:

•	our ability to maintain an adequate rate of revenue growth;
•	our business plan and our ability to effectively manage our growth;
•	costs associated with defending intellectual property infringement and other claims;
•	our ability to attract and retain customers;
•	our ability to further penetrate our existing customer base;
•	our ability to timely and effectively scale and adapt our existing technology;
•	our ability to innovate new products and bring them to market in a timely manner;
•	our ability to expand internationally;
•	the effects of increased competition in our market and our ability to compete effectively;
•	the effects of seasonal trends on our results of operations;
•	our expectations concerning relationships with third parties;
•	the attraction and retention of qualified employees and key personnel;
•	our ability to maintain, protect, and enhance our brand and intellectual property; and
•	future acquisitions of or investments in complementary companies, products, services or technologies.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

MARKET AND INDUSTRY DATA

The industry and market data presented in this prospectus are inherently estimates and are based upon third-party data, information made public by online market research, brokerage analyst reports, internet companies and our own internal estimates. While we believe that this data is reasonable, in some cases this data is based on our own and others’ estimates. Accordingly, you are cautioned not to place undue reliance on the industry and market data included in this prospectus.

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USE OF PROCEEDS

The net proceeds from any disposition of the shares covered hereby would be received by the Selling Stockholders. We will not receive any of the proceeds from any such sale of the Common Stock offered by this prospectus.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Our common stock is currently quoted on the OTCQB under the symbol “NDMT.” There has not been any significant trading to date in the Company’s common stock. The table below presents the high and low bid for our common stock for each quarter for the years ended December 31, 2015 (until June 30, 2015), 2014 and 2013. These prices reflect inter-dealer prices, without retail markup, markdown, or commission, and may not represent actual transactions.

	High		Low
Year ended December 31, 2015
1st Quarter	$	*	$	*
2nd Quarter	$	*	$	*

Year ended December 31, 2014
1st Quarter		$1.50		$1.50
2nd Quarter		$1.50		$1.50
3rd Quarter		$6.10		$1.50
4th Quarter		$6.30		$5.00

Year ended December 31, 2013
1st Quarter		$1.50		$1.50
2nd Quarter		$1.50		$1.50
3rd Quarter		$1.50		$1.50
4th Quarter		$1.50		$1.50

* There has been no trading in our commons stock since December 4, 2014.

As of September 16, 2015, we had 22,412,000 shares of common stock outstanding and held of record by 485 stockholders. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms, which, in turn, hold shares of stock for beneficial owners.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

Stock Transfer Agent

Our stock transfer agent is Empire Stock Transfer, 1859 Whitney Mesa Dr., Henderson, NV 89014.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Repurchase of Equity Securities

None.

Recent Sales of Unregistered Securities

None.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Management Discussion and Analysis (“MD&A”) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this Prospectus.  Actual results may differ materially from any forward looking statement.

Overview

We were incorporated as Forever Zen Ltd. on March 20, 2010 under the laws of the State of Nevada. On December 13, 2013, we changed our name to NOWnews Digital Media Technology Co Ltd. and planned to enter into the business of internet media and news content. Prior to the Share Exchange, we were a development stage company and had not yet realized any revenues from our planned operations.

As a result of the consummation of the Share Exchange on November 14, 2014, NOWnews became, indirectly through Worldwide and Sky Media, a majority-owned subsidiary of the Company and the business of NOWnews became the business of the Company. We are now, through NOWnews, engaged in creating, collecting and distributing news and information through our website http://www.nownews.com/ and our applications on mobile phones or tablets.

We generate revenue primarily from online advertising and marketing services and news content licensing. In addition, we historically had revenues from online product sales in the E-commerce business and editing services for customers. Since our editing service was not profitable, we ceased this service in December 2013. In addition, we also suspended our E-commerce business in April 2014 due to the continuous loss from this business.

Results of Operations for the Year Ended December 31, 2014 as Compared to the Year Ended December 31, 2013:

	For The Years Ended
	December 31,
	2014	2013	Change	%

Net revenue	$2,932,751	$3,225,163	(292,412)	(9)
Cost of revenue	(1,819,883)	(2,786,702)	966,819	(35)
Gross Profit	1,112,868	438,461	674,407	154

Selling expenses	(606,355)	(998,148)	391,793	(39)
General and administrative expenses	(1,384,823)	(1,963,141)	578,318	(29)
Total Operating Expense	(1,991,178)	(2,961,289)	970,111	(33)

Operating loss	(878,310)	(2,522,828)	1,644,518	(65)

Other income (expense)
Interest income	1,556	848	708	83
Interest expense	(25,103)	(25,267)	164	(1)
Other income, net	2,664	7,930	(5,266)	(66)
Total Other Expense	(20,883)	(16,489)	(4,394)	27

Loss from continuing operations before income taxes	(899,193)	(2,539,317)	1,640,124	(65)
Income taxes	-	-	-	0
Loss from continuing operations	(899,193)	(2,539,317)	1,640,124	(65)
Loss from discontinued operations, net of income taxes	(8,604)	(189,751)	181,147	(95)

Net loss	(907,797)	(2,729,068)	1,821,271	(67)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	205,029	898,853	(693,824)	(77)
Net loss from discontinued operations	5,481	120,871	(115,390)	(95)
Total net loss attributable to noncontrolling interest	210,510	1,019,724	(809,214)	(79)

Net loss attributable to NOWnews Digital Media Technology Co., Ltd.	$(697,287)	$(1,709,344)	$1,012,057	(59)

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Net Revenue

Our net revenue for the year 2014 was $2.93 million, a decrease of $0.3 million or 9% from $3.23 million for the year 2013. The decrease was primarily due to the decrease in licensing revenue and E-commerce revenue, partially offset by the increase in advertisement revenue.

Advertising

Our advertising avenue was $2.36 million for the year ended December 31, 2014, an increase of $0.49 million, or 26%, from $1.87 million for the year ended December 31, 2013. The increase was because we focus on the more profitable internet advertising and marketing.

Licensing

Our revenue from content licensing was $0.30 million for the year ended December 31, 2014, a decrease of $0.27 million, or 47%, from $0.57 million for the year ended December 31, 2013. In 2014, we did not license as much content to Yahoo Taiwan, Inc., our top customers for the past two years (“Yahoo Taiwan”) during the year 2014 due to low gross profit margin. In addition, we terminated our low-profit news editing services to Yahoo Taiwan. Such services were supplementary to our licensing arrangements with them.

E-Commerce

Our E-commerce revenue was $0.25 million for the year ended December 31, 2014, a decrease of $0.46 million, or 65%, from $0.71 million for the year ended December 31, 2013. The decrease was primarily attributable to suspension of our E-Commerce business in April 2014 due to continuous losses. We are currently in the process of evaluating and adjusting this line of business.

Other

Other revenue includes revenue from film/video editing services and licensing copyrights to Chunghwa Wideband Best Network Co., Ltd. Other revenue was $0.02 million for the year ended December 31, 2014, a decrease of $0.06 million, or 75%, from $0.08 million for the year ended December 31, 2013. The decrease was primarily due to the termination of editing services and decrease in licensing copyrights charged to Chunghwa Wideband Best Network Co., Ltd.

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Cost of Revenue

Cost of revenue mainly consists of advertisement costs, content licensing costs, E-commerce costs, copyright costs, website maintenance costs, and labor costs.

Cost of revenue was $1.82 million for the year ended December 31, 2014, compared to $2.79 million for the year ended December 31, 2013, a decrease of $0.97 million, or 35%. The decrease was mainly due to a decrease of $0.48 million in cost of goods sold in E-commerce, a decrease in labor costs of $0.42 million due to the decrease in the number of employees in the year 2014 as a result of our efforts to reduce our operating costs and expenses.

Gross Profit

Gross profit increased approximately $0.67 million, an increase of 154% as compared to last year due to the substantial decrease in cost of revenue. Gross margin was 38% for the year ended December 31, 2014 as compared to 14% for the prior year.

Selling Expenses

Total selling expenses consist primarily of payroll, labor and health insurance, and advertisement expenses. The amount decreased by $0.39 million or 39% from $1.0 million for the year ended December 31, 2013 to $0.61 million for the year ended December 31, 2014. The decrease in selling expenses was primarily due to the decrease in advertisement expenses related to E-commerce and the decrease in labor costs due to decrease in the number of salespersons.

General and Administrative Expenses

General and administrative expenses primarily consist of payroll, welfare, labor and health insurance, post-retirement benefits, office rent and management fees, depreciation & amortization expenses, professional services, litigation settlement payments, loss on film costs, and expenses for other general corporate activities. General and administrative expenses decreased by approximately $0.58 million or 29% from $1.96 million for the year ended December 31, 2013 to $1.38 million for the year ended December 31, 2014.  The decrease in general and administration expenses was principally due to the decrease in payroll resulting from reduction in the number of employees.

Interest Expense

Interest expense for the year ended December 31, 2014 was $25,103 compared to $25,267 for the year ended December 31, 2013, a decrease of $164, or 1%.  The decrease in interest expense was primarily due to reduced bank loans incurred for the year ended December 31, 2014 as compared with the year ended December 31, 2013.  The loans were used for working capital and capital expenditures.

Net Loss

As a result of the above factors, we have net loss of approximately $0.70 million for the year ended December 31, 2014 as compared to net loss of approximately $1.71 million for the year ended December 31, 2013, representing a decrease of loss of approximately $1.01 million or approximately 59%.

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Results of Operations for the Three Months Ended June 30, 2015 as Compared to the Three Months Ended June 30, 2014:

	For The Three Months Ended
	June 30,		Change in
	2015	2014	$	%

Net revenue	$522,222	$650,432	$(128,210)	(20)
Cost of revenue	(332,815)	(444,395)	111,580	(25)
Gross profit	189,407	206,037	(16,630)	(8)

Selling expenses	(87,621)	(164,430)	76,809	(47)
General and administrative expenses	(253,336)	(378,244)	124,908	(33)
Total operating expense	(340,957)	(542,674)	201,717	(37)

Operating loss	(151,550)	(336,637)	185,087	(55)

Other income (expense)
Interest income	13	245	(232)	(95)
Interest expense	(873)	(6,223)	5,350	(86)
Other income (expense), net	511	(2,042)	2,553	(125)
Total other expense	(349)	(8,020)	7,671	(96)

Loss from continuing operations before income taxes	(151,899)	(344,657)	192,758	(56)
Income taxes	-	-	-	-
Loss from continuing operations	(151,899)	(344,657)	192,758	(56)
Loss from discontinued operations, net of income taxes	(54,589)	(25)	(54,564)	218,256

Net loss	(206,488)	(344,682)	138,194	(40)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	53,134	104,369	(51,235)	(49)
Net loss from discontinued operations	34,773	16	34,757	217,231
Total net loss attributable to noncontrolling interest	87,907	104,385	(16,478)	(16)

Net loss attributable to NOWnews Digital Media Technology Co., Ltd.	$(118,581)	$(240,297)	$121,716	(51)

Net Revenue

Our net revenue for the three months ended June 30, 2015 was $0.52 million, a decrease of $0.13 million or 20% from $0.65 million for the three months ended June 30, 2014. The decrease was primarily due to the decrease in advertisement revenue, licensing revenue, and E-commerce revenue.

Advertising

Our advertising avenue was $0.47 million for the three months ended June 30, 2015, a decrease of $0.06 million, or 12%, from $0.53 million for the three months ended June 30, 2014. During the three months ended June 30, 2015, our web server had experienced instability due to move of office and change of service vendor for our web maintenance. Such instability caused decrease in advertisement posted on our website, resulting in the decrease of advertisement revenue in the three months ended June 30, 2015.

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Licensing and Services

Our revenue from content licensing and services was $0.05 million for the three months ended June 30, 2015, a decrease of $0.04 million, or 46%, from $0.09 million for the three months ended June 30, 2014. The decrease was primarily due to the termination of our low-profit news editing services to Yahoo Taiwan. Such services were supplementary to our licensing arrangements with them.

E-Commerce

Our E-commerce revenue decreased by $0.02 million, or 100%, during the three months ended June 30, 2015, compared to $0.02 million for the same period in 2014.  The decrease was primarily attributable to suspension of our E-Commerce business in April 2014 due to continuous losses. We are currently in the process of evaluating and adjusting this line of business.

Other

Other revenue was $0 for the three months ended June 30, 2015 as compared to $2,691 for the three months ended June 30, 2014.

Cost of Revenue

Cost of revenue mainly consists of advertisement costs, content licensing costs, E-commerce costs, copyright costs, website maintenance costs, and labor costs.

Cost of revenue was $0.33 million for the three months ended June 30, 2015, compared to $0.44 million for the three months ended June 30, 2014, a decrease of $0.11 million, or 25%. The decrease was mainly due to the decrease of $0.04 million in cost of goods sold in E-commerce, $0.02 million in advertisement cost, and $0.03 million website maintenance cost.

Gross Profit

Gross profit for the three months ended June 30, 2015 decreased approximately $0.02 million, or 8%, as compared to the same period in 2014, due to the substantial decrease in revenue. Gross profit margin was 36.27% for the three months ended June 30, 2015 as compared to 31.68% for the same period in 2014.

Selling Expenses

Total selling expenses consist primarily of payroll, labor and health insurance, and advertisement expenses. The amount decreased by $0.08 million, or 47%, from $0.16 million for the three months ended June 30, 2014, to $0.08 million for the three months ended June 30, 2015. The decrease in selling expenses was primarily due to the decrease in labor costs due to decrease in the number of salespersons.

General and Administrative Expenses

General and administrative expenses primarily consist of payroll, welfare, labor and health insurance, post-retirement benefits, office rent and management fees, depreciation & amortization expenses, professional services, litigation settlement payments~~,~~ and expenses for other general corporate activities. General and administrative expenses decreased by approximately $0.13 million, or 33%, from $0.38 million for the three months ended June 30, 2014 to $0.25 million for the three months ended June 30, 2015.  The decrease in general and administration expenses was principally due to the decrease in payroll resulting from reduction in the number of employees.

19

Interest Expense

Interest expense for the three months ended June 30, 2015 was $873 compared to $6,223 for the three months ended June 30, 2014, a decrease of $5,350, or 86%.  The decrease in interest expense was primarily due to reduced bank loans incurred for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014.  The bank loans were paid off in full amount in February, 2015.

Net Loss

As a result of the above factors, we have net loss of approximately $0.21 million for the three months ended June 30, 2015 as compared to net loss of approximately $0.35 million for the three months ended June 30, 2014, representing a decrease of loss of approximately $0.14 million, or approximately 40%.

Results of Operations for the Six Months Ended June 30, 2015 and 2014

	For The Six Months Ended
	June 30,		Change in
	2015	2014	$	%

Net revenue	$1,038,211	$1,293,509	$(255,298)	(20)
Cost of revenue	(688,029)	(999,487)	311,458	(31)
Gross profit	350,182	294,022	56,160	19

Selling expenses	(197,373)	(339,553)	142,180	(42)
General and administrative expenses	(495,673)	(721,082)	225,409	(31)
Total operating expense	(693,046)	(1,060,635)	367,589	(35)

Operating loss	(342,864)	(766,613)	423,749	(55)

Other income (expense)
Interest income	205	428	(223)	(52)
Interest expense	(2,364)	(12,181)	9,817	(81)
Other income (expense), net	553	(1,450)	2,003	(138)
Total other expense	(1,606)	(13,203)	11,597	(88)

Loss from continuing operations before income taxes	(344,470)	(779,816)	435,346	(56)
Income taxes	-	-	-	0
Loss from continuing operations	(344,470)	(779,816)	435,346	(56)
Loss from discontinued operations, net of income taxes	(54,589)	(8,637)	(45,952)	532

Net loss	(399,059)	(788,453)	389,394	(49)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	106,884	238,287	(131,403)	(55)
Net loss from discontinued operations	34,773	5,502	29,271	532
Total net loss attributable to noncontrolling interest	141,657	243,789	(102,132)	(42)

Net loss attributable to NOWnews Digital Media Technology Co., Ltd.	$(257,402)	$(544,664)	$287,262	(53)

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Net Revenue

Our net revenue for the six months ended June 30, 2015 was $1.04 million, a decrease of $0.25 million or 20% from $1.29 million for the six months ended June 30, 2014. The decrease was primarily due to the decrease in licensing and services revenue and E-commerce revenue, partially offset by the increase in advertisement revenue.

Advertising

Our advertising avenue was $0.94 million for the six months ended June 30, 2015, an increase of $0.07 million, or 9%, from $0.87 million for the six months ended June 30, 2014. The increase was because we focus on the more profitable internet advertising and marketing.

Licensing and Services

Our revenue from content licensing was $0.09 million for the six months ended June 30, 2015, a decrease of $0.08 million, or 46%, from $0.17 million for the six months ended June 30, 2014. The decrease was primarily due to the termination of our low-profit news editing services to Yahoo Taiwan. Such services were supplementary to our licensing arrangements with them.

E-Commerce

E-commerce revenue was $0.25 million for the six months ended June 30, in 2014, representing a $0.25 million decrease, or 100%, in the six months ended June 30, 2015, , attributable to suspension of our E-Commerce business in April 2014 due to continuous losses. We are currently in the process of evaluating and adjusting this line of business.

Other

Other revenue was $0 for the six months ended June 30, 2015, as compared to $5,366 for the same period in 2014.

Cost of Revenue

Cost of revenue mainly consists of advertisement costs, content licensing costs, E-commerce costs, copyright costs, website maintenance costs, and labor costs.

Cost of revenue was $0.69 million for the six months ended June 30, 2015, compared to $1.00 million for the six months ended June 30, 2014, a decrease of $0.31 million, or 31%. The decrease was mainly due to the decrease of $0.24 million in cost of goods sold in E-commerce and $0.10 million in website maintenance cost, offset by the increase of $0.04 million in advertisement cost.

Gross Profit

Gross profit increased approximately $0.06 million, or 19%, for the six months ended June 30, 2015, as compared to the same period in 2014, due to the substantial decrease in cost of revenue. Gross profit margin was 33.73% for the six months ended June 30, 2015 as compared to 22.73% for the same period in 2014.

Selling Expenses

Total selling expenses consist primarily of payroll, labor and health insurance, and advertisement expenses. The amount decreased by $0.14 million, or 42%, from $0.34 million for the six months ended June 30, 2014, to $0.20 million for the six months ended June 30, 2015. The decrease in selling expenses was primarily due to the decrease in labor costs due to decrease in the number of salespersons.

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General and Administrative Expenses

General and administrative expenses primarily consist of payroll, welfare, labor and health insurance, post-retirement benefits, office rent and management fees, depreciation & amortization expenses, professional services, litigation settlement payments, and expenses for other general corporate activities. General and administrative expenses decreased by approximately $0.23 million, or 31%, from $0.72 million for the six months ended June 30, 2014 to $0.49 million for the six months ended June 30, 2015.  The decrease in general and administration expenses was principally due to the decrease in payroll resulting from reduction in the number of employees.

Interest Expense

Interest expense for the six months ended June 30, 2015 was $2,364 compared to $12,181 for the six months ended June 30, 2014, a decrease of $9,817, or 81%.  The decrease in interest expense was primarily due to reduced bank loans incurred for the six months ended June 30, 2015 as compared with the six months ended June 30, 2014.  The bank loans were fully paid off in February, 2015.

Net Loss

As a result of the above factors, we have net loss of approximately $0.40 million for the six months ended June 30, 2015 as compared to net loss of approximately $0.79 million for the six months ended June 30, 2014, representing a decrease of loss of approximately $0.39 million, or approximately 49%.

Liquidity and Capital Resources

During the six month period ended June 30, 2015, we had a net decrease in cash of $50,087 as compared to a net decrease of $232,379 for the six months ended June 30, 2014.  Our principal sources and uses of funds were as follows:

	For the Six Months Ended June 30,
	2015	2014
Net cash used in operating activities	$(8,528)	$(1,098,047)
Net cash used in investing activities	(20,783)	-
Net cash (used in) provided by financing activities	(21,913)	870,794
Net cash used in discontinued operations	-	(2,272)
Effect of exchange rate change on cash and cash equivalents	1,137	(2,854)
Net decrease in cash and cash equivalents	$(50,087)	$(232,379)

Net cash used in operating activities of continuing operations was approximately $8,528 for the six months ended June 30, 2015, compared to net cash used in operating activities of approximately $1.10 million for the six months ended June 30, 2014.  The decrease of $1.10 million of cash used in operating activities was primarily due to the decrease in net loss of $0.40 million and increase of cash provided from changes in accounts receivable, related-party trade receivable, and accounts payable of approximately $0.61 million.

Net cash used in investing activities of continuing operations was $0.02 million for the six months ended June 30, 2015, compared to $0 for the same period last year. We used $20,783 in the addition of leasehold improvement during the six month period ended June 30, 2015.

Net cash used in financing activities of continuing operations amounted to approximately $0.02 million for the six months ended June 30, 2015, compared to approximately $0.87 million cash provided for the six months ended June 30, 2014, representing a decrease of approximately $0.89 million.  The decrease in net cash provided from financing activities was mainly due to the decrease in loans from related parties for the six months ended June 30, 2015.

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The report of our independent auditors issued on our consolidated financial statements as of and for the years ended December 31, 2014 and 2013 expresses substantial doubt about our ability to continue as a going concern. We believe that our current levels of cash, cash flows from operations, and bank/related party borrowings, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, we may need additional cash resources in the future if we experience changed business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If we ever determine that our cash requirements exceed our amounts of cash and cash equivalents on hand, we may seek to issue debt or equity securities or obtain a credit facility. Any future issuance of equity securities could cause dilution for our shareholders. Any incurrence of indebtedness could increase our debt service obligations and cause us to be subject to restrictive operating and financial covenants. It is possible that, when we need additional cash resources, financing will only be available to us in amounts or on terms that would not be acceptable to us, if at all.

Critical Accounting Policies

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company, Worldwide, and NOWnews Network were entities under common control prior to the restructuring transaction, the Company and Worldwide have recast prior period financial statements to reflect the conveyance of NOWnews Network to Sky Media as if the restructuring transaction had occurred as of January 1, 2014. All significant intercompany transactions and account balances have been eliminated.

The functional currency of NOWnews Network and NOWnews International is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of estimates and assumptions:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the consolidated financial statements include depreciation, useful lives of property and equipment, deferred income taxes, useful life of intangible assets and contingencies. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2015 and December 31, 2014, the Company has uninsured deposits in banks of both $0.

Accounts receivable:

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2015 and December 31, 2014, the Company assessed the allowance for doubtful accounts of $40,712 and $34,232, respectively.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extends the life of property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

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Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Electronic Equipment	3 years

Computer Equipment	3 to 5 years

Office Equipment and Furniture	3 to 5 years

Leasehold Improvement	Lesser of term of the lease or the estimated useful lives of the assets

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets:

Intangible assets consist of software, trademark, and copyrights (see Note 6). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

Leases:

Lease agreements are evaluated to determine if they are capital leases meeting any of the following criteria at inception: (a) Transfer of ownership; (b) Bargain purchase option; (c) The lease term is equal to 75 percent or more of the estimated economic life of the leased property; (d) The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

If at its inception a lease meets any of the four lease criteria above, the lease is classified by the lessee as a capital lease; and if none of the four criteria are met, the lease is classified by the lessee as an operating lease.

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Revenue recognition:

Product and service revenue is recognized when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue. The Company recognizes revenue for product sales upon transfer of title to the customer.  The Company recognizes revenue for services upon performance of the service.  Customer purchase orders and/or contracts will generally be used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, will be used to verify product delivery or that services have been rendered.  The Company will assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Post-retirement and post-employment benefits:

NOWnews Network adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, NOWnews Network makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. NOWnews Network has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $27,879 and $45,143 for the six months ended June 30, 2015 and 2014, respectively. The total amounts for such employee benefits, which were expensed as incurred, were $12,002 and $20,654 for the three months ended June 30, 2015 and 2014, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Foreign currency translation:

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains the books and records in its functional currency, being the primary currency of the economic environment in which its operations are conducted. For reporting purpose, the Company translates the assets and liabilities to U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet and is included as part of accumulated other comprehensive income. The functional currency of the Company and its subsidiaries in Taiwan is New Taiwan Dollars.

Statement of cash flows:

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to changes in assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both June 30, 2015 and December 31, 2014.

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The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At June 30, 2015, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to the tax authority in Taiwan for years since incorporated.

Earnings per share (EPS):

Earnings per share is calculated in accordance with ASC 260. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock instruments were converted or exercised. Options and warrants are assumed to be exercised at the beginning of the period if the average stock price for the period is greater than the exercise price of the warrants and options. For the six months ended June 30, 2015 and 2014, no options or warrants were issued or outstanding.

Discontinued operations

Results of the Company’s discontinued entity have been presented in discontinued operations in the financial statements. See Note 1 and Note 13 for additional information.

Reclassifications:

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Recent accounting pronouncements:

In February 18, 2015, FASB issued ASU 2015-02—Consolidation (Topic 810). The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt. When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt.

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When substantial doubt is raised but is not alleviated by management’s plans,, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. For a public entity, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier. The Company has begun evaluating future impact of adopting this standard on the Company’s consolidated financial position and operating results.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20. A discontinued operation may include a component of an entity or a group of components of an entity, or a business or nonprofit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendments in this Update require an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. The amendments in this Update require a public business entity and a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update require all other entities to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update expand the disclosures about an entity’s significant continuing involvement with a discontinued operation. Those disclosures are required until the results of operations of the discontinued operation in which an entity retains significant continuing involvement are no longer presented separately as discontinued operations in the statement where net income is reported (or statement of activities for a not-for-profit entity). The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

BUSINESS

Corporate History

We were incorporated as Forever Zen Ltd. on March 20, 2010 under the laws of the State of Nevada. On December 13, 2013, we changed our name to NOWnews Digital Media Technology Co Ltd. and planned to enter into the business of internet media and news content. Prior to the Share Exchange described below, we were a development stage company and had not yet realized any revenues from our planned operations.

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On November 14, 2014 (the “Closing Date”), we entered into and closed a share exchange agreement (the “Share Exchange Agreement”), with Worldwide Media Investments Corp., an Anguilla corporation (“Worldwide”), the shareholders of Worldwide, and NOWnews Network Co., Ltd., a Taiwan corporation (“NOWnews”). Pursuant to the Share Exchange Agreement, (i) the Company issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide in exchange for all the issued and outstanding capital stock of Worldwide. Worldwide, through its wholly owned subsidiary, Sky Media Investments Co., Ltd. (“Sky Media”), owns 66% of all the issued and outstanding capital stock of NOWnews (the “Share Exchange”). Immediately following the closing of the Share Exchange, we had a total of 22,412,000 issued and outstanding shares of common stock, of which 6,262,400 shares were beneficially held by Alan Chen. As a result of the Share Exchange, Worldwide and Sky Media became our wholly owned subsidiary and NOWnews became our majority owned subsidiary in which we indirectly hold 66% of its equity interest as a result of the Share Exchange. Upon consummation of the Share Exchange, we assumed the business of NOWnews and ceased to be a shell company.

In connection with the Share Exchange Agreement, Alan Chen and his spouse, Chiu-Li Tu, executed a personal guarantee in favor of the Company whereby they jointly and severally guarantee to make a cash payment to the Company in the amount of the net loss from operations of the Company, if any, within 15 business days of the date of the issuance of the audited financial statements of the Company for each of the fiscal years ended December 31, 2014 and 2015.

Effective on the Closing Date, NOWnews became, indirectly through Worldwide and Sky Media, a majority-owned subsidiary of the Company and the business of NOWnews became the business of the Company.

As a result, we are now, through NOWnews, engaged in creating, collecting and distributing news and information through our website http://www.nownews.com/ and our applications on mobile phones or tablets. We generate revenues primarily from content licensing and advertising and marketing.

Our executive offices are located at 4F, No. 32, Ln. 407, Sec. 2, Tiding Road, Neihu District, Taipei City 114, Taiwan and our telephone number at such address is +886-28-797-8775 ext. 500.

Corporate Structure

The diagram below illustrates our corporate structure as of the date of this Prospectus.

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Worldwide was incorporated in Anguilla on June 4, 2013 under the Anguilla International Business Companies Act, 2000. Its authorized capital stock is 20,000,000 shares all of which are issued and outstanding.

Sky Media was incorporated under the laws of Anguilla on June 4, 2013. Its authorized capital stock is 20,000,000 shares all of which are issued and outstanding.

NOWnews was incorporated in Taipei City, Taiwan on June 8, 2006. Its authorized capital stock is 20,000,000 shares of which 13,720,000 shares are issued and outstanding as of September 14, 2015.

NOWnews owns 55% of the equity interest of Nownews International Marketing Co., Ltd, a Taiwan corporation (“Nownews International”), primarily engaged in sales of advertising spaces in its own newspapers. The operation of Nownews International was terminated in December 2013.

Principal Services

We generate our revenues primarily from online advertising and marketing services and news content licensing.

Advertising and Marketing

Our advertising product offerings consist of banner, button, text-link and video advertisements that appear on pages within our website, and advertising campaign design and management services. Our primary advertising and sponsorship client base for advertising and sponsorships includes international and local companies. We offer brand advertising services in display formats on our website as well as performance-based online marketing solutions, such as promoted feeds on mobile or tablet. Display advertising comprises the text, images and other interactive ads that run across the web on computers and mobile devices, including content specially formatted to be displayed on smartphones, tablets and other mobile personal digital devices.

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We also provide advertising campaign design and management services for a fee. Our services include design and implementation of marketing and advertising projects consisting of content advertising through publishing topic news and experience articles, pop-up or embedded advertisements on our website or applications, creation of visual/mobile/audio advertisement, etc. Through these services, we help our clients establish their corporate image and brand and market their products.

News Content Licensing

We have our own team comprising journalists and editors who produce over 350 news articles/reports on a daily basis, covering real-time diversified news including politics, finance, life, technology, sport, entertainment, travel and others. Besides, NOWnews also licenses its self-created news content to major portals and corporate partners with more extensive news network, such as Yahoo Hong Kong, Yahoo Taiwan, MSN Taiwan, Yam, Sina Taiwan, Taiwan Mobile, Chunghwa Telecom, Far EasTone Telecommunications Co. Ltd., Vibo Telecom, etc.

Historically, we provided editing services to customers including selecting, sorting, editing news for other website operators such as Yahoo Taiwan. We ceased this service in December 2013 because this service was not profitable. In addition, we used to provide film/video editing services and licensed copyrights to a related party, Chunghwa Wideband Best Network Co., Ltd., and stopped in later 2013.

E-Commerce

We started our E-commerce business in July 2012 when we partnered with some online shopping websites and received commissions for diverting our website traffic to these shopping websites. We launched our E-commerce platform, NOWshopping, in March 2013 and engaged in the online sales of electronic products including electronics and computers, appliances etc. However, we suspended this line of business in April 2014 due to continuous losses.  We are currently in the process of evaluating and adjusting this line of business.

Seasonality

We have experienced seasonality in our online advertising business. Historically, the periods from May through August and from November to January have seen increase of more than 20% in advertising revenues due to the summer break and the winter holiday season. February has historically been the worst month for our advertising business as it is after the Lunar New Year holidays when advertising revenues are generally down nationwide. Past performance may not be indicative of future trends, as the mix of advertising industry sectors, which may have different seasonality factors, may shift from quarter to quarter. There is no seasonality in its licensing business.

Major Customers

For the six months ended June 30, 2015, our top three customers and their respective sale amount are as follows:

Name	Sales ($)	Percentage of Total Revenue
Google Inc.	125,283	12.07%
GuoShi Partners Co.	99,966	9.63%
Geosun Advertising Inc.	74,870	7.21%

For the fiscal year ended December 31, 2014, our top three customers and their respective sale amount are as follows:

Name	Sales ($)	Percentage of Total Revenue
Yahoo Taiwan Inc.	159,104	5.43%
GuoShi Partners Co.	141,601	4.83%
Zenithoptimedia Co., Ltd.	133,900	4.57%

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For the fiscal year ended December 31, 2013, our top three customers and their respective sale amount are as follows:

Name	Sales ($)	Percentage of Total Revenue
Yahoo Taiwan Inc.	508,394	15.54%
Zenithoptimedia Co., Ltd.	210,445	6.43%
Chunghwa United Co., Ltd.	150,732	4.61%

Employees

As of the date of this Propsectus, we have 63 employees, all of whom are full-time and are based in Taiwan. The breakdown of our employees based on departments is set forth below:

Department	Number of Employees
Management	2
Business Management	3
Innovation and Development	1
Sales and Marketing	18
News	37
Finance	2

There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

Regulation

Regulatory Authorities

We are subject to the supervision of the National Communications Commission of Republic of China (the “NCC”). The NCC was established in February 2006.

Permits, Licenses and Approvals

Pursuant to the Provisions on Broadcasting and Television Program Supply, to obtain the permit to engage in broadcasting and TV program supply business, we are required to meet two criteria: (i) minimum registered capital of NT$1,200,000 and (ii) minimum office area of approximately 377square feet. The operating permit should be obtained from Ministry of Culture before we apply for the business license for regular companies. As of the date of this Prospectus, NOWnews has obtained the approval for (i) production and distribution of radio and TV programs and (ii) radio and TV advertisement.

We believe we have all requisite permits, approvals and licenses to conduct our businesses.

Rating of Internet Content

The Regulations for the Rating of Internet Content was abolished by the NCC in 2012. At present, the rating of internet content is governed by Article 46 of the Protection of Children and Youths Welfare and Rights Act (last amended on February 4, 2015), which requires that all internet platform providers adopt their own rules implementing “clear and practicable” protection measures in accordance with the internet content supervisory institutions engaged by the NCC and other relevant authorities to prevent youth and children from having access to harmful internet contents. An internet platform provider is required to restrict children and youths from having access to internet content upon the relevant authority’s notification that such internet contents may be harmful or that such internet platform provider failed to implement “clear and practicable” protection measures.

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Personal Data Protection Act

On May 26, 2010, the President of the Republic of China announced the amendment of the Personal Information Protection Act, or PIPA, which replaced the former Computer-Processed Personal Data Protection Act, or CPPDPA, and became fully effective on October 1, 2012, except for its Articles 6 and 54 that await further determination by the Executive Yuan. Under the PIPA, every individuals or governmental or non-governmental agencies, including us, should be subject to certain requirements and restrictions for collecting, processing or using personal data. The definition of “personal data” is extended to cover a broad scope, including name, birthday, ID, special features, fingerprints, marriage status, family, education, occupation, medical records, medical history, generic information, sex life, health examination report, criminal records, contact information, financial status, social activities, and any other data which is sufficient to directly or indirectly identify a specific person. If we fail to comply with the PIPA, we may be subject to serious punishment for civil claims, criminal offenses and administrative liabilities: the ceiling of the aggregate compensation amount for damages payable in a single case will be up to NT$200 million or the actual value of loss arising from our violation provided the amount of actual value of such loss is higher than NT$200 million; the defendant may be subject to an imprisonment of up to five years; and the penalty for administrative liabilities will be up to NT$500,000 for each violation, and may be imposed consecutively if such violation continues.

Foreign Investment

Pursuant to the provisions of the Statute for Investment by Foreign Nationals, there are only a few industries where foreign investments are restricted. None of the businesses of NOWnews fall under the restricted industries. Therefore, there is no restriction on foreign ownership in NOWnews. However, Taiwan restricts investments by the PRC nationals. In accordance with the Rules on Investment Permit by Nationals from the People’s Republic of China, only certain industries are open to the PRC nationals. The following businesses of NOWnews are open to the PRC nationals: Online and catalog shopping, non-store retail, portal website operation, data processing, website management and related services.

News Regulation

As a news generator, we are subject to regulations on contents of news. We are prohibited from creating or distributing certain news including but not limited to the following:

•	News that damages people’s reputation
•	News that invades people’s privacy
•	News that involves information on national defense
•	News that might influence judicial proceedings

Depending on the circumstances, in the event of violation of any of the foregoing restrictions, we may be subject to fines or criminal liabilities. In addition, we need to comply with requirements on news regarding election, public polls, and pharmaceuticals, etc.

Regulation on Advertisement

Companies are prohibited from using false or misleading advertising language and advertising agencies cannot help its clients design or create untrue or misleading advertisements. Otherwise, the agencies may be subject to the same liabilities as their clients.

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Foreign Exchange

Foreign exchange regulation in Taiwan is primarily governed by the Ordinance of Foreign Exchange Administration, latest amended on April 29, 2009 (the “Foreign Exchange Ordinance”). Under the Foreign Exchange Ordinance, foreign exchange refers to foreign currency, bills and marketable securities. The authority managing the administration of foreign exchange is Ministry of Finance of Republic of China, while the authority managing the practical operation of foreign exchange business is Central Bank of Republic of China. The Foreign Exchange Ordinance also specifies the allocated power of Ministry of Finance and Central Bank, respectively. To the extent that any foreign exchange receipts, payments or transactions reach the threshold of NT$500,000 ($16,653) or equivalent in foreign currency, it must be reported to the Central Bank or its designated authorities. Upon incurrence of any of the following events, the State Council of Republic of China may determine and announce that for a period of time, to close the foreign exchange market, suspend or restrict all or partial foreign exchange payment, order a mandatory sale or deposit of all or partial foreign exchange into a designed bank, or dispose in any other manner as it deems necessary:

•	the disorder in domestic or international economy to the detriment of the stability of Taiwan’s economy; or
•	Taiwan suffers serious trade deficit.

Tax

The current principal regulations governing tax in Taiwan include the following:

•	Income Tax Law, latest amended on June 24, 2015;
•	The Implementation Rules of Income Tax Law, latest amended on September 30, 2014;
•	Value-Added and Non-Value-Added Business Tax Law, latest amended on June 4, 2014; and
•	The Implementation Rules of Value-Added and Non-Value-Added Business Tax Law, latest amended on May 2, 2014.

Under the Income Tax Law, there are two kinds of income tax, comprehensive income tax for individuals and income tax for enterprises operating for profit, respectively.

Individuals who have income with a source within Taiwan must pay comprehensive income tax on their income sourced within Taiwan; while non-resident individuals having income with a source within Taiwan, except otherwise provided in the Income Tax Law, shall pay tax based on the amount attributable to the sources of their income.

The enterprise with head office located in Taiwan shall pay profit-seeking income tax on its global income both within and outside Taiwan; while the enterprises with head office outside Taiwan shall only pay profit-seeking income tax on its business income sourced from within Taiwan.

Rate of Income Tax

The individual comprehensive income tax exemption threshold is NT$60,000 ($1,998) per person per year. Any income beyond such exemption threshold is subject to a progressive tax rate ranging from 5% to 45%.

With respect to enterprises operating for profit, the exemption threshold is NT$120,000 ($3,961). Any income beyond such exemption threshold is subject to 17% tax rate on its taxable income.

Sale of goods or service, import of goods in Taiwan are subject to a Value-Added or Non-Value-Added Business Tax. The Rate of business tax, except as otherwise stipulated in the relevant tax law, ranges from 5% to 10% as determined by the State Council of Taiwan.

Enforceability of Judgments in Taiwan

All of our directors and executive officers named in this Prospectus are residents of Taiwan and substantially all of our assets and the assets of those persons are located in Taiwan. As a result, it may not be possible for investors to effect service of process upon us or those persons outside of Taiwan, or to enforce against them judgments obtained in courts outside of Taiwan. Any final judgment obtained against us in any court other than the courts of the Republic of China in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the Republic of China without further review of the merits only if the court of the Republic of China in which enforcement is sought is satisfied that:

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•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the Republic of China;

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the Republic of China;

•	if the judgment was rendered by default by the court rendering the judgment, we, or our officers and directors, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the Republic of China; and

•	judgments at the courts of the Republic of China are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

A party seeking to enforce a foreign judgment in the Republic of China would be required to obtain foreign exchange approval from the Central Bank of the Republic of China (Taiwan) for the payment out of Taiwan of any amounts recovered in connection with the judgment denominated in a currency other than NT dollars if a conversion from NT dollars to a foreign currency is involved.

Market Opportunities

Our current primary focus is on the Taiwan market. The success of our business is tied to the size and vitality of Taiwan’s economy. According to the World Bank, Taiwan’s gross domestic product in 2013 grew 3.74% year over year to 489.21 billion US dollars and the gross national income per capita is $20,910 in 2013.

Taiwan has one of the most advanced telecommunications networks in Asia. With excellent telecommunications infrastructure in place and the innovative use of breakthrough information technologies, Taiwan continues to be well placed to drive both mobile and data communications services. As reported by the International Telecommunication Union, the number of Internet users in Taiwan reached 18.69 million as of December 31, 2013. In 2013, the total broadband penetration had been lifted to over 100% when considering both fixed-line and mobile services. The proportion of the population who are internet users had reached 80% coming into 2014. There has been a rapid transition to 3G with these subscribers accounting for almost 90% of the total mobile subscriber base by the end of 2013. The increasing user base and high penetration of internet access makes Taiwan an attractive market for our company to expand our product offerings and to grow our revenue streams.

Competition

The market for Web sites offering online content and services targeting the global Chinese community is competitive and we expect competition to increase in the future. Many of the companies attempting to address this market offer portal, content and e-commerce services. The following table lists the Chinese-language Web sites that we believe are currently our primary competitors in Taiwan:

•	udn.com
•	appledaily.com.tw
•	Chinatimes.com
•	ltn.com.tw
•	ettoday.net

As internet usage in Mainland China, Hong Kong, Macau and Taiwan (collectively, the “Greater China”) increases and the Greater China market becomes more attractive to advertisers and for conducting fee-based services, large global competitors, such as Facebook, LinkedIn, Google, Twitter, Line, Kakao and WhatsApp, may increasingly focus their resources on the Greater China market. We cannot assure you that we will succeed in competing against the established and emerging competitors in the market. The increased competition could result in reduced traffic, loss of market share and revenues, and lower profit margins.

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Our ability to compete successfully depends on many factors, including the quality of our content, the breadth, depth and ease of use of our services, our sales and marketing efforts and the performance of our technology. See also our discussion of competition under the “Risk Factors” contained herein beginning on page 2.

Competitive Strength

We provide online content and services for the global Chinese community with a focus on Taiwan, including but not limited to informational features, social media and social networking services as well as other fee-based services. This industry can be characterized as highly competitive and rapidly changing due to the fast growing market demand. Barriers to entry are relatively low, and current and new competitors can launch new websites or services at a relatively low cost. Many companies offer various content and services targeting this community that compete with us. Many of our competitors have greater financial resources, a longer history of providing online services, a larger and more active user base, more established brand names and currently offer a greater breadth of products that may be more popular than our online offerings. However, we believe that we possess the following competitive strengths that enable us to compete effectively:

•	We have an outstanding editorial team which produces hundreds of news on a daily basis, covering real-time diversified news including politics, finance, life, technology, sport, entertainment, travel and others. Besides, we license our self-created news content to major portals and corporate partners with a stable and extensive news network. We believe this is very critical to attract readers and increase traffic volume of our website.

•	We have been focusing on new media operations and interaction with its members and fans. We believe we are the first news media which opened official accounts on LINE and WeChat, two very popular mobile messengers in Asia and created NOWnews fan group on Facebook.

•	With the growing popularity of mobile devices, we are the first to develop applications on mobile devices offering users real-time news anywhere at any time. The current daily traffic on our website exceeds 14 million and is mobile website has a daily traffic volume of approximately 4 million.

•	We have won numerous awards and is highly recognized and rated among our peers. Recognition and awards include:

o	14th among the top 100 websites in Taiwan in the survey conducted by comScore
o	18th on the “Top 100 Hottest Websites in Taiwan” and first among the original news websites by Digital Times in 2014
o	22th on the “Top 100 Most Popular Fan Clubs in Taiwan” by Digital Times in 2013
o	The Seventh and Eighth Quality Journalism Awards by the Ministry of the Interior of Taiwan
o	The 13th Cross-Strait News Reporting Award – Citizen News
o	The 2011 Excellent Alliance Partners by Yahoo Shopping Center

•	We are not only committed to the provision of quality news content, but also have ventured into the e-commerce business. We started trial operation of NOWshopping, an online shopping mall, in 2013. Despite that we have incurred continuous loss in the past and temporarily suspended our E-commerce business, we believe the existing membership base and high daily traffic volume on our website will put us in a very favorable position for online shopping business, particularly after we adjust our operating strategy for E-commerce business and re-launch it in the near future.

•	We have a very large member base, which includes approximately 1.6 million members, 320,000 shopping members, 200,000 Facebook fans and 700,000 LINE subscribers and 100,000 WeChat subscribers. We believe this member base will keep increasing and we will leverage this membership base to expand our business.

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•	PRC implements strict control over the media. However, we are the only Taiwan internet media to which the PRC residents have full access – this, we believe, provides us with access to a very large potential reader base and tremendous business opportunities. Currently, approximately 7% of our traffic is from the PRC. Through our platform, we can build a cross-strait service system where we can promote Taiwan’s services or products to readers in the PRC. However, PRC regulatory authorities may find the contents on our website/mobile applications objectionable and block users in China from accessing our website and/or mobile applications. See also our discussion of competition under the “Risk Factors” contained herein beginning on page 2.

Technology Infrastructure

Our operating infrastructure is designed to serve and deliver hundreds of millions of page views a day to our users. This scalable infrastructure allows our users to access our products and services quickly and efficiently, regardless of their geographical location. Our infrastructure is also designed to provide high-speed access by forwarding queries to our Web hosting sites with greater resources or lower loads. Our Web pages are generated, served and cached by servers hosted at various co-location Web hosting sites in Taiwan and the United States.

Our servers run on our own web-based platforms. These servers are maintained at Amazon in the United States and our offices in Taiwan. We believe that our hosting partners provide significant operating advantages, including an enhanced ability to protect our systems from power loss, break-ins and other potential external causes of service interruption. They provide continuous customer service, multiple connections to the Internet and a continuous power supply to our systems. In addition, we conduct online monitoring of all our systems for accessibility, load, system resources, network-server intrusion and timeliness of content.

Sales and Marketing

We enhance our brand images and visibility through participating in various public events, exchanging resources with other companies, and establishing partnership with other media companies. In addition, we focus on keyword marketing and search engine optimizing to increase the search ranking of our news content.

Research and Development

We do not have an in-house research and development (“R&D”) team but utilizes the R&D personnel and facilities of Chunghwa United Holding Group, a related company for technical support. For the fiscal years ended December 31, 2014 and 2013, we did not incur any R&D expenses.

Currently, we focus on (i) developing the Drupal platform to host our website and (ii) using Drupal to build daily news from personal blogs and company applications. Drupal is an open source content management platform powering millions of websites and applications. It’s built, used, and supported by an active and diverse community of people around the world and has thousands of add-on modules and designs available for us to build and improve our website.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

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In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See also our discussion of protection of our intellectual property under the “Risk Factors” contained herein beginning on page 2.

Patents

We have the following patents as of the date of this Prospectus:

Patent Name	Type	Jurisdiction	Valid Period	Certificate No.
Portable multimedia sharing device	Utility Model	Taiwan	May 11, 2011 – September 15, 2020	M403695
Multimedia device with embedded multimedia information	Utility Model	Taiwan	May 21, 2012 – September 26, 2021	M429933
Information browsing system	Utility Model	Taiwan	April 11, 2012 – September 29, 2021	M426832
Multimedia file with embedded information	Utility Model	The PRC	May 11, 2011 – September 15, 2020	2495374

Trademarks

As of the date of this Prospectus, we have registered an aggregate of 17 trademarks in various categories and are in the process of applying for an additional four trademarks in Taiwan and the PRC. Set forth below is a list of our trademarks:

Valid Period
Trademarks	Jurisdiction	From	To	Categories

		2/1/2008	1/31/2018	35, 41
Taiwan
		12/1/2007	11/30/2017	38, 42

	Taiwan	4/1/2008	3/31/2018	9

		2/16/2008	2/15/2018	16, 35,42

		9/12008	8/31/2018	38, 41

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		Valid Period
Trademarks	Jurisdiction	From	To	Categories

	Taiwan	12/16/2008	12/15/2018	9, 16, 35, 38, 41

	Taiwan	2/16/2010	2/15/2020	9, 16, 38, 41
		4/16/2010	4/15/2020	35
	Taiwan	4/16/2010	4/15/2020	35

		2/16/2010	2/15/2020	38

	Taiwan	2/1/2011	1/31/2021	9,16, 35, 38, 41

	Taiwan	9/16/2011	9/15/2021	9, 16, 35, 38, 41

	Taiwan	2/1/2013	1/31/2023	35

		Valid Period
Trademarks	Jurisdiction	From	To	Categories

	Taiwan	8/1/2013	7/31/2023	16

		11/16/2013	11/15/2023	35, 41

	Taiwan	8/16/2013	8/15/2023	35

	Taiwan	7/16/2014	7/15/2024	41

	The PRC	1/21/2010	1/20/2020	9
		2/21/2010	2/20/2020	16

		7/14/2010	7/13/2020	35,41, 42

		4/28/2010	4/27/2020	38

	The PRC	6/21/2010	6/20/2020	16

	The PRC	2/7/2012	2/6/2022	16

	The PRC	5/21/2010	5/20/2020	9
		6/21/2010	6/20/2020	16
		8/28/2010	8/27/2024	35, 41

		12/14/2013	12/13/2023	9
	The PRC	4/14/2012	12/13/2023	16
		5/7/2014	5/6/2024	35
		2/7/2014	2/6/2024	41

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PROPERTIES

Our corporate headquarters are located at 4F, No. 32, Ln. 407, Sec. 2, Tiding Road, Neihu District, Taipei City 114, Taiwan, where we lease approximately 7,117.35 square feet of office space under a lease that expires April 14, 2017. Our monthly lease payment for this office space is approximately $7,336 (NT$231,000).

Our servers are primarily maintained in Taiwan. We believe the leased premise is sufficient to meet the immediate needs of our business.

LEGAL PROCEEDINGS

From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

Lai Matter

On July 11, 2014, Ms. Xiu-qing Lai filed a claim against NOWnews Network and five other companies (the “Five Companies”) who are unrelated to the Company, in the Taiwan Tainan District Court (the “Tainan District Court”) in connection to a news article edited by NOWnews Network and published on July 19, 2012 on the website of NOWnews Network and five other websites owned by the Five Companies, respectively. Ms. Lai claims that the news article contained a false statement that harms the reputation of Ms. Lai. Ms. Lai seeks approximately $18,254 (NT$550,000) in compensatory damages from NOWnews Network, $58,081 in aggregate from (NT$1,750,000) the Five Companies, and newspaper apologies from NOWnews Network and the Five Companies. Based on the agreements entered by NOWnews Network and the Five Companies, if any news content provided by NOWnews Network violates any regulations or infringes on any copyrights, NOWnews Network shall be responsible for any losses that may occur.

On January 6, 2015, the plaintiff agreed to settle this legal matter with NOWnews Network outside of court. NOWnews Network agreed to pay the plaintiff $13,276 (NT$400,000) in compensatory damages, and the plaintiff agreed to revoke the claim against NOWnews Network and the Five Companies. NOWnews Network has accrued $13,276 (NT$400,000) of contingent loss in connection to this lawsuit settlement during the year ended December 31, 2014.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors as of the date of this registration statement.

Name	Age	Position	Appointment Date
Alan Chen	61	Chairman	November 11, 2013
En Ming Tseng	59	Director	November 14, 2014
Yih-Jong Shy	59	Chief Executive Officer and director	November 14, 2014
Tsung-Chien Chiang	55	Chief Financial Officer	November 14, 2014
Yi Jen Lan	45	Chief Investor Relation Officer	November 14, 2014
Shang-Hong Lin	41	Director	November 14, 2014

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Alan Chen. For the past decade, Mr. Chen has been the chairman of the Chunghwa United Holdings Group, a consortium of multimedia companies actively involved in cable television, “5TV”, “NowNews”, “Airnet” and other global media ventures. We believe his experience qualifies him to serve as our officer and director.

En Ming Tseng. Mr. Tseng was appointed a director on November 14, 2014. He has been serving as Chairman of St John’s University, Taiwan since December 2009 and Chairman of Digivast Co, Ltd., a mobile application company, since January 2012. Prior to that, he served on the board of directors of Heima Vista Co. Ltd., an internet application solutions company from August 2004 through July 2014. He also served on the board of directors of St John’s University from September 2010 through May 2013. From July 2011 to December 2013, Mr. Tseng was a managing consultant at Jucheng Group, a training and consulting company. Mr. Tseng holds a bachelor’s degree in shipping and transportation management from National Taiwan Ocean University, an MBA from Bloomsburg University of Pennsylvania and a PhD in industrial training from University of Northern Iowa. We believe Mr. Tseng bring to the Board extensive industry experience and in-depth knowledge of internet and mobile application business.

Yih-Jong Shy. Mr. Shy was appointed Chief Executive Officer and a director on November 14, 2014. He has been the chief executive officer of Chunghwa United Group since 2008. Prior to that, he spent eight years at Fareastone Telecommunication serving as an executive vice president, primarily in charge of network operation and new business development. In addition, he also acted as the president of KGEX Co., Ltd. and Fareastron Co., Ltd., both of which are subsidiaries of Fareastone Telecommunication from 2005 to 2007. Mr. Shy has extensive experience in divisional and corporate business strategy planning, development and operations with a very solid technology background. He graduated from Feng-Cha University in Taiwan with a bachelor’s degree in Computer Science in 1980 and received his EMBA degree from Michigan, University of Inc in 2001.

Tsung-Chien Chiang. Mr. Chiang was appointed our Chief Financial Officer on November 14, 2014. Since November 2011, Mr. Chiang has been working as the chief financial officer for Chunghwa United Group, a consortium of multimedia companies actively involved in internet and cable television and other global media ventures. He was the chief financial officer of Kimlan Food Co., Ltd., a food production company, from January 2010 through October 2010. Prior to that, Mr. Chiang served as senior financial manager at Airproduct & Chemical Co., Ltd., a company manufacturing specialty air products, for about eight years. Mr. Chiang received his bachelor’s degree in business from Chinese Culture University in Taiwan in 1983.

Yi Jen Lan. Mr. Lan was appointed our Chief Investor Relation Officer on November 14, 2014. Mr. Lan also serves as executive director of NOWnews since July 2014 and the general manager of NOWnews from December 2010 to June 2014. In addition, he was the general manager for Chunghwa Wideband Best Network Co., Ltd., a related party to NOWnews, from November 2012 to September 2012. Prior to that, Mr. Lan was the general manager of Zhong Yi Marketing and Trading Co., Ltd., a company engaged in the LED lightening sales and marketing. Mr. Lan received his master’s degree in journalism from National Cheng Chi University in 1994 and his BA in journalism from National Cheng Chi University.

Shang-Hong Lin. Mr. Lin was appointed a director on November 14, 2014 and has been serving as the chief science officer of Chunghwa United Group since May 2014. Mr. Lin was an adviser of Chunghwa Wideband Best Network Co., Ltd. from May 2013 to April 2014. Prior to that, he served as sales director at Zinwell Homepage Co., Ltd. from October 2008 to April 2014 and Interactive Video Technology Co., Ltd. from October 2005 to October 2013. Mr. Lin graduated from Chinese Culture University with a master’s degree in Sociolinguistics.

Our directors will serve until the annual meeting of stockholders and until his respective successors have been elected and have qualified, or until his earlier resignation, removal or death.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. Our Board of Directors has determined that En Ming Tseng is independent under applicable SEC rules. As we do not have any board committees, the Board as a whole carries out the functions of audit, nominating and compensation committees.

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Board Leadership Structure and Role in Risk Oversight

Since November 14, 2014, we have separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles has been appropriate for us during that time period, in the view of the board of directors, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

As Chairman of the Board, Mr. Chen serves as the primary liaison between the CEO and the Board and provides strategic input and counseling to the CEO. With input from other members of the board of directors and management, he presides over meetings of the board of directors. Mr. Chen has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. Our primary rationale for separating the positions of Board Chairman and the CEO is the recognition of the time commitments and activities required to function effectively as Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the board of directors to recruit senior executives into the CEO position with skills and experience that meet the board of director’s planning for the position who may not have extensive public company board experience.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Involvement in Certain Legal Proceedings

Our directors, executive officers and director nominees have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As of the date of this registration statement, we had not adopted a Code of Ethics. We plan to adopt a code of ethics as we develop our business.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our principal executive officers for the fiscal years ended December 31, 2014 and 2013. No other executive officer or former executive officer received more than $100,000 in compensation in the periods indicated except reported below.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Alan Chen Former Chief Executive	2014	-	-	-	-	-	-
Officer, Chief Financial Officer and director (1)	2013	-	-	-	-	-	-
Hans Van Niekerk Former President, Chief	2014	-	-	-	-	-	-
Executive Officer, Chief Financial Officer, and Director (2)	2013	-	-	-	-	-	-
Churyl Kylo Former President, Chief	2014	-	-	-	-	-	-
Executive Officer, Chief Financial Officer and Director (3)	2013	-	-	-	-	-	-
Yih-Jong Shy Chief Executive Officer	2014	750	-	-	-	-	750
and director	2013	-	-	-	-	-	-
Tsung-Chien Chiang Chief Financial Officer	2014	750	-	-	-	-	750
	2013	-	-	-	-	-	-
Yi Jen Lan Chief Investor Relation	2014	750	-	-	-	-	750
Officer	2013	-	-	-	-	-	-

42

(1) On November 11, 2013, Mr. Chen was appointed director and officer of the Company. On November 14, 2014, Mr. Chen resigned as the Company’s officers but stays as Chairman of the Board.

(2) On November 11, 2013, Mr. Van Niekerk resigned as our officer and director.

(3) On July 25, 2013, Mr. Kylo resigned as our officer and director.

Employment Agreements

Yih-Jong Shy

Pursuant to the employment agreement that the Company and Mr. Shy entered into on November 14, 2014, Mr. Shy will be entitled to an annual salary of $6,000 for his services as Chief Executive Officer of the Company. The employment agreement has an initial term (the “Initial Term”) commencing as of November 14, 2014 and expiring on December 31, 2015, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty days’ notice prior to the expiration of the Initial Term or any one-year extension. In addition, Mr. Shy will be entitled to receive a stock option to purchase up to 15,000 shares of common stock of the Company if the Company reports a net income of $500,000 for the year ending December 31, 2015 (the “Performance Target”). All the shares underlying the options will vest immediately upon the Board of Director’s confirmation of the attaining of the Performance Target.

Tsung-Chien Chiang

Pursuant to the employment agreement that the Company and Mr. Chiang entered into on November 14, 2014, Mr. Chiang will be entitled to an annual salary of $6,000 for his services as Chief Financial Officer of the Company. The employment agreement has an initial term (the “Initial Term”) commencing as of November 14, 2014 and expiring on December 31, 2015, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty days’ notice prior to the expiration of the Initial Term or any one-year extension. In addition, Mr. Chiang will be entitled to receive a stock option to purchase up to 15,000 shares of common stock of the Company if the Performance Target is met. All the shares underlying the options will vest immediately upon the Board of Director’s confirmation of the attaining of the Performance Target.

Yi Jen Lan

Pursuant to the employment agreement that the Company and Mr. Lan entered into on November 14, 2014, Mr. Lan will be entitled to an annual salary of $6,000 for his services as Chief Investor Relations Officer of the Company. The employment agreement has an initial term (the “Initial Term”) commencing as of November 14, 2014 and expiring on December 31, 2015, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty days’ notice prior to the expiration of the Initial Term or any one-year extension. In addition, Mr. Lan will be entitled to receive a stock option to purchase up to 5,000 shares of common stock of the Company if the Performance Target is met. All the shares underlying the options will vest immediately upon the Board of Director’s confirmation of the attaining of the Performance Target.

Equity Compensation Plan Information

None.

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

No director of the Company received any compensation for services as director during its last fiscal year.

43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The table below sets forth our revenues generated from related parties for the period indicated:

	For the Six Months Ended June 30,
	2015	2014
Chunghwa Wideband Best Network Co., Ltd.	$-	$10,099
Chunghwa United International Development Co., Ltd.	-	2,917
Total	$-	$13,016

	For the Years Ended December 31,
	2014	2013
Jin Hao Kang Marketing Co., Ltd	$66,008	$-
Mega Media Investment Co., Ltd	33,004	-
Chunghwa Wideband Best Network Co., Ltd.	20,123	150,732
Chunghwa United International Development Co., Ltd.	2,906	-
Total	$122,041	$150,732

The primary services provided by NOWnews to those related parties were advertisement space on NOWnews’ website and broadcasting right of the films and news articles owned by NOWnews.

Due from Related Parties

The table below sets forth trade receivable from related parties for the periods indicated.

	As of June 30, 2015	As of December 31, 2014	As of December 31, 2013
Chunghwa Wideband Best Network Co., Ltd.	$20,637	$42,855	$144,213
Youchu International Digital Technology Co., Ltd.	6,477	6,329	6,704
Jin Hao Kang Marketing Co., Ltd	3,562	77,532	2,213
Chunghwa United Co., Ltd.	2,137	2,089	2,213
Wowtoday Co., Ltd.	1,777	1,661	-
Due from Ms. Chiu-li Tu	-	-	85,824
Due from Mr. Alan Chen	-	-	9,772
Mega Media Investments Co., Ltd. (Taiwan Branch)	-	38,509	-
Chunghwa United International Development Co., Ltd.	-	2,926	-
Total	$34,590	$171,901	$250,939

Due to Related Parties

The table below sets forth due to related parties for the periods indicated.

	As of June 30, 2015	As of December 31, 2014	As of December 31, 2013
Mr. Alan Chen	$521,669	$649,377	$8,000
Ms. Chiu-li Tu	235,987	212,185	-
Hwalian International Business Co., Ltd.	172,280	178,339	5,707
Jingu Telecom Co., Ltd	74,679	32,595	-
Mega Media Investments Co., Ltd. (Taiwan Branch)	70,173	-	-
Shang-hong Lin	17,975	-	-
Chunghwa KinmenXiamen Network Co., Ltd.	1,199	-	-
Chunghwa United International Development Co., Ltd.	220	-	803
	$1,094,182	$1,072,495	$14,510

44

Amounts due to related parties are unsecured, are not subject to a written agreement, due on demand with no maturity date, and bear no interest.

Guarantees

As of December 31, 2014 and 2013, Mr. Chen and Ms. Tu provided personal guarantees on long-term loans obtained by NOWnews Network in the aggregate amount of $809,343 and $906,543, respectively. In addition, the property collateralized for the long-term loans is owned by Mr. Chen and Ms. Tu. Both loans as of December 31, 2014 had been repaid in full amount by Ms. Chiu-li Tu in February, 2015.

The table below explains how the aforementioned parties are related to the Company.

Name of Entity or Individual	Relationship with the Company and its subsidiaries
Chunghwa Wideband Best Network Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity
Chunghwa United International Development Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity
Mega Media Investment Co., Ltd	Entity controlled by Mr. Alan Chen
Jin Hao Kang Marketing Co., Ltd	Ms. Chiu-li Tu is the Chairman, Director, and legal representative of this entity
Youchu International Digital Technology Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity
Chunghwa United Co., Ltd.	Ms. Chiu-li Tu is the Chairman, Director, and legal representative of this entity
Wowtoday Co., Ltd.	Entity owned by a family member of the shareholder who holds 35% of Nownews International
Hwalian International Business Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity
Jingu Telecom Co., Ltd.	Mr. Yi-Jong Shy is the Chairman and legal representative of this entity
Chunghwa KinmenXiamen Network Co., Ltd.	Mr. Alan Chen is the legal representative of this entity
Mr. Alan Chen	Director and controlling shareholder of the Company, former Chairman of NOWnews
Ms. Chiu-Li Tu	Wife of Mr. Alan Chen. Director of Supervisory Committee of NOWnews
Mr. Shang-Hong Lin	Director of the Company, chairman of NOWnews Network
Mr. Yih-Jong Shy	Director and CEO of the Company

We have not adopted written policies and procedures specifically for related person transactions. Our Board of Directors is responsible to approve all related party transactions.

Independent Directors

Our Board of Directors has determined that Tseng En Ming is currently “independent” as that term is defined under the applicable SEC rules.

SELLING STOCKHOLDERS

The following table sets forth information with respect to our Common Stock known to us to be beneficially owned by the Selling Stockholders as of the date of this Prospectus. Except otherwise disclosed below and under the heading “Certain Relationships and Related Transactions”, no Selling Stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities. Except otherwise disclosed herein, no Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

45

Up to 3,990,950 shares of Common Stock are being offered by the Selling Stockholders under this Prospectus. The Shares were issued to the Selling Stockholders in exchange for the capital stock of Worldwide in the Share Exchange as more fully described under the heading “Business” of this Prospectus.

The Shares were not issued in connection with the offer or sale of the Company’s securities in a capital raising transaction or the direct or indirect promotion of a market for the Company’s securities.

The exercise price of the Company’s warrants is subject to adjustments in the event that the Company shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company. To determine the adjustment in any of the above, the current exercise price is multiplied by a fraction of which the numerator is the number of shares of Common Stock outstanding before such event and the denominator is the number of shares of Common Stock outstanding after such event, in accordance with the terms of the warrants.

The warrant may be redeemed by the Company, at its option, upon not less than 30 days prior written notice to the holders at any time upon the listing of the Company’s Common Stock on any national stock exchange or quotation system and at the time of the delivery of such notice, there is an effective registration statement covering the resale of the shares underlying the warrants and the closing bid price of Common Stock is at least 150% of the exercise price for ten consecutive trading days, with an average daily trading volume of 250,000 shares or more.

			Common	Beneficial Ownership of Common
	Beneficial Ownership of		Stock	Stock
	Common Stock Prior		Saleable	After the
	to the Offering (1)		Pursuant	Offering (1)
	Number of	Percent of	to This	Number of	Percent of
Name of Selling Stockholder	Shares	Class (2)	Prospectus	Shares	Class (2)
Chiu-Li Tu (3)	2,847,725	12.71%	1,121,700	1,726,025	7.70%
Yu-Chun Hsiao	72,350	*	72,350	0	0
Prime Chance Limited (4)	88,000	*	88,000	0	0
Chih-Yuan Wu	20,500	*	20,500	0	0
Yuan-Ling Wu	35,000	*	3,500	31,500	*
Hsing-Chuan Lee	10,000	*	10,000	0	0
Yi-Hua Lin	10,000	*	10,000	0	0
Xue-Jun Zhao	1,800	*	1,800	0	0
Qiang Cui	1,200	*	1,200	0	0
Teng-Chi Fang	19,500	*	6,000	13,500	*
Wen-Tung Wang	100,000	*	30,000	70,000	*
Wen-Fong Wang	20,000	*	6,000	14,000	*
Hung-Sen Wang	10,000	*	3,000	7,000	*
Che-Vin Wang	50,000	*	0	50000	*
Te-Hsien Wang	10,000	*	3,000	7,000	*

46

Chin-Yu Wang	250,000	1.12%	80,000	170,000	*
Tzu-Hung Wang	50,000	*	15,000	35,000	*
Sheng-Teng Wang	20,000	*	6,000	14,000	*
Shu-Shin Wang	10,000	*	3,000	7,000	*
Lan-Kuan Wang	5,000	*	1,500	3,500	*
Li-Chuan Wang	5,000	*	1,500	3,500	*
Yueh-Hsien Wang	50,000	*	15,000	35,000	*
Chiao-Chen Tien	80,000	*	26,000	54,000	*
Jia-Ying Pai	26,000	*	8,000	18,000	*
Hui-Li Jen	10,000	*	3,000	7,000	*
Hsiu-Jou Chiang	128,500	*	45,000	83,500	*
Tsung-Chien Chiang	50,000	*	15,000	35,000	*
Tzu-Man Chiang	10,000	*	3,000	7,000	*
Fu-Mei Chiang Hsieh	10,000	*	3,000	7,000	*
Wen-Yang Ho	10,000	*	3,000	7,000	*
Min-O Ho	30,000	*	0	30000	*
Min-Chen Ho	30,000	*	10,000	20,000	*
Yu-Yao Ho	30,000	*	5,000	25,000	*
Mei-Yen Yu	10,000	*	3,000	7,000	*
Min-Hua Wu	30,000	*	10,000	20,000	*
Shu-Hui Wu	71,500	*	24,000	47,500	*
Tung-Hsuan Wu	2,500	*	800	1,700	*
Chin-Tsung Wu	10,000	*	3,000	7,000	*
Chun-Feng Wu Yeh	10,000	*	3,000	7,000	*
Yu-Hsiang Lu	40,000	*	13,000	27,000	*
Hsiu-Yun Lu	15,000	*	5,000	10,000	*
Shu-Chen Lu Hung	20,000	*	6,000	14,000	*
Shu-Hsia Lu	10,000	*	3,000	7,000	*
Tien-His Lu	24,000	*	8,000	16,000	*
Ming-Yu Li	40,000	*	13,000	27,000	*
Cheng-Hsien Lee	20,000	*	6,000	14,000	*
Ying-Hsiang Lee	5,000	*	1,000	4,000	*
Pi-Hui Li Su	30,000	*	10,000	20,000	*
Yung-Nan Tu	10,000	*	3,000	7,000	*
Cheng-Chang Tu	35,000	*	12,000	23,000	*
Chen-Wei Tu	100,000	*	30,000	70,000	*
Shu-Chuan Shen	5,000	*	1,000	4,000	*

47

Hsin-Yao Shen	10,000	*	3,000	7,000	*
Chao-Yang Juan	12,500	*	4,000	8,500	*
Hsiu-Ying Chou	10,000	*	3,000	7,000	*
Meng-Ju Chou	80,000	*	26,000	54,000	*
Tsung-Wei Chou	20,000	*	6,000	14,000	*
Hsu Yuen-Hsiang Chou	100,000	*	33,000	67,000	*
Su-Ping Shang	50,000	*	15,000	35,000	*
Tzu-Yao Lin	10,000	*	3,000	7,000	*
Cheng-Chih Lin	368,100	1.64%	100,000	268,100	1.20%
Yung-Fan Lin	10,000	*	3,000	7,000	*
Yu-Jung Lin	5,000	*	1,500	3,500	*
Hung-Yueh Lin	10,000	*	3,000	7,000	*
Hsiu-Feng Lin	20,000	*	6,000	14,000	*
Lin Ming-Hsin	150,000	*	40,000	110,000	*
Chun-Ming Lin	10,000	*	3,000	7,000	*
Shu Hui Huang Lin	5,000	*	1,500	3,500	*
Yen-Tsung Lin	10,000	*	3,000	7,000	*
Jui-Hsia Chiu	847,500	3.78%	378000	469500	2.53%
Han-Tung Shao	108,000	*	30,000	78,000	*
Hsiu-Li Shih Chiang	80,000	*	25,000	55,000	*
Yih-Jone Shy	100,000	*	30,000	70,000	*
Cheng-Yen Hung	30,000	*	10,000	20,000	*
Ching-Fa Hung	30,000	*	9,000	21,000	*
Feng-Chu Hung	10,000	*	3,000	7,000	*
Chan-Nan Chi	70,000	*	25,000	45,000	*
Sheng-Chang Hu	5,000	*	1,500	3,500	*
Chin-Yeh Sun	10,000	*	3,000	7,000	*

48

Ying-Sun Sun	10,000	*	3,000	7,000	*
Li-Kun Hsu	23,000	*	7,000	16,000	*
Ming-Hsing Hsu	20,000	*	6,000	14,000	*
Yi-Yuan Hsu	20,000	*	6,000	14,000	*
Mei-Chu Hsu	10,000	*	3,000	7,000	*
Kui-Chu Wung	75,000	*	35,000	40,000	*
Yu-Ching Kao	60,000	*	50,000	10,000	*
Yu-Hsiu Chang	5,000	*	1,500	3,500	*
Ho-Hsin Chang	10,000	*	3,000	7,000	*
Yu-Chu Chang	5,000	*	1,500	3,500	*
Hsiu-Chu Chang	17,000	*	5,000	12,000	*
I-Hui Chang	47,000	*	15,000	32,000	*
Fang-Mien Chang	10,000	*	3,000	7,000	*
Li-Hsueh Lu Chang	63,000	*	20,000	43,000	*
Hsiu-Chu Liang	17,500	*	6,000	11,500	*
Yu-Chun Mei	10,000	*	3,000	7,000	*
His-Mei Chuang	40,000	*	10,000	30,000	*
Chin-Feng Chuang Huang	10,000	*	3,000	7,000	*
Tsai-Hsia Hsu Lin	10,000	*	3,000	7,000	*
Chu-Hsia Hsu	10,000	*	3,000	7,000	*
Jung-Chuan Hsu	136,500	*	45,000	91,500	*
Chung-Hsing Hsu	10,000	*	3,000	7,000	*
Ju-Hsuan Kuo	10,000	*	3,000	7,000	*
Hsiu-Mei Kuo	48,000	*	16,000	32,000	*
Ming-Feng Kuo	30,000	*	10,000	20,000	*
Wen-Fu Chen	30,000	*	10,000	20,000	*
Shih-Kai Chen	30,000	*	0	30000	*
Yung-Fang Chen	30,000	*	10,000	20,000	*

49

Chih-Ming Chen	15,000	*	5,000	10,000	*
Pei-Ju Chen	20,000	*	6,000	14,000	*
Li-Hsiang Chen	30,000	*	10,000	20,000	*
Chun-Hui Chen	5,000	*	1,500	3,500	*
Chiu-Hsiang Chen	10,000	*	3,000	7,000	*
Mei-Chen Chen	10,000	*	3,000	7,000	*
Mei-Kuei Chen	470,000	2.10%	30,000	440,000	1.96%
Chen-Ming Chen	5,000	*	1,500	3,500	*
Su-Min Chen	20,000	*	6,000	14,000	*
Zih-Yun Chen	60,000	*	50,000	10,000	*
Su-Chen Chen Huang	10,000	*	3,000	7,000	*
Feng-Yu Chen	30,000	*	10,000	20,000	*
Jui-Mei Peng	107,500	*	35,000	72,500	*
Yu-Yen Tseng	10,000	*	3,000	7,000	*
Hsiu-Li Tseng	20,000	*	6,000	14,000	*
You-Jhen Tseng	20,000	*	5,000	15,000	*
Chiu-Chin Tseng	50,000	*	20,000	30,000	*
Yu-Chuan Tseng	29,000	*	9,000	20,000	*
Yu-Yen Tseng Kuo	50,000	*	10,000	40,000	*
Yueh-O Feng	5,000	*	1,000	4,000	*
Hua-Hua Huang	44,000	*	14,000	30,000	*
Tsai-Wen Huang	100,000	*	0	100000	*
Hsiu-Chen Huang	5,000	*	1,500	3,500	*
Tsung-Kuei Huang	20,000	*	6,000	14,000	*
Chin-Tien Huang	10,000	*	3,000	7,000	*
Chen-Yu Huang	10,000	*	3,000	7,000	*
Fong-Chang Huang	70,000	*	23,000	47,000	*
Shu-Chen Huang	10,000	*	3,000	7,000	*

50

Shu-Tuan Huang	30,000	*	10,000	20,000	*
Hsin-Tung Huang	5,000	*	1,500	3,500	*
Chia-Hui Huang	213,000	*	70,000	143,000	*
Jung-An Huang	100,000	*	30,000	70,000	*
Hui-Fen Huang	5,000	*	1,500	3,500	*
Ching-Jui Huang	737,000	3.29%	240,000	497,000	2.22%
Shu-Wang Huang	22,000	*	7,000	15,000	*
Chin-Yu Yang	10,000	*	3,000	7,000	*
Shiang-Chen Yang	20,000	*	6,000	14,000	*
Yin-Tang Yang	40,000	*	13,000	27,000	*
Jung-Jung Wan	100,000	*	0	100000	*
Jih-Cheng Yeh	10,000	*	3,000	7,000	*
Hsuan-Chen Yeh	10,000	*	3,000	7,000	*
Shiao-Hua Chan	20,000	*	6,000	14,000	*
Pin-Yu Chan	13,000	*	4,000	9,000	*
Ping-Han Chan	13,000	*	4,000	9,000	*
Chin-Tsai Chan	28,000	*	9,000	19,000	*
Yi-Lin Chan	9,000	*	3,000	6,000	*
Tsai-Chin Liao	10,000	*	3,000	7,000	*
Chin-Ho Liu	10,000	*	3,000	7,000	*
Liu Hsin-Chang	10,000	*	5,000	5,000	*
Li-Chen Liu	20,000	*	6,000	14,000	*
Yueh-Chin Tsai	414,500	1.85%	130,000	284,500	1.27%
Kun-Lin Tsai	200,000	*	30,000	170,000	*
Chin-Hua Tsai	35,000	*	11,000	24,000	*
Huang-Chuan Tsai	5,000	*	1,000	4,000	*
Mei-Yu Tsai	30,000	*	10,000	20,000	*
Tsung-Chih Tsai	20,000	*	6,000	14,000	*

51

You-Wan Cheng	40,000	*	10,000	30,000	*
Cheng-Hsiang Cheng	10,000	*	3,000	7,000	*
An-Fen Cheng	10,000	*	3,000	7,000	*
Hsiang-Chao Cheng	80,000	*	26,000	54,000	*
Chao-Yuan Cheng	10,000	*	3,000	7,000	*
Huan-Tsai Cheng	10,000	*	3,000	7,000	*
Chi-Liang Lu	10,000	*	3,000	7,000	*
Meng-Chu Lu	10,000	*	3,000	7,000	*
Chin-Mu Lu	30,000	*	10,000	20,000	*
Chia-Pei Hsiao	5,000	*	1,500	3,500	*
Tsai-Jen Lai	10,000	*	0	10000	*
Tsai-Heng Lai	43,000	*	10,000	33,000	*
Yun-Li Lai	5,000	*	1,600	3,400	*
Yu-Hsin Lai	10,000	*	3,000	7,000	*
Shu-Ping Hsien	40,000	*	13,000	27,000	*
Guan-Jong Shien	10,000	*	3,000	7,000	*
Hsiu-Yu Yen	40,000	*	13,000	27,000	*
Ming-Li Yen	5,000	*	1,500	3,500	*
Shu-Hua Yen	40,000	*	10,000	30,000	*
Fong-Ting Yen	98,000	*	32,000	66,000	*
Kuo-Fong Wei	10,000	*	3,000	7,000	*
Liang-Kuei Su	5,000	*	1,500	3,500	*
Mei-Feng Su	171,500	*	60,000	111,500	*
Hsueh-Man Su	30,000	*	10,000	20,000	*
Chin-Fong Su	80,000	*	40,000	40,000	*
Shen-Chao Luan	20,000	*	6,000	14,000	*

* represents less than 1%

52

(1)	Assumes that all of the shares held by the selling stockholder covered by this prospectus are sold and that the selling stockholder acquires no additional shares of common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this Prospectus.

(2)	Calculated based on 22,412,000 shares of Common Stock outstanding as of September 16, 2015.

(3)	Ms. Tu is the wife of Alan Chen, Chairman of the Company.

(4)	Tsung-Mei Lou, as Chairwoman of Prime Chance Limited, has voting and dispositive power over shares held by Prime Chance Limited.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock on behalf of the Selling Stockholders. Sales of shares may be made by Selling Stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTCQB or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);
•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	through options, swaps or derivatives;
•	in privately negotiated transactions;
•	in making short sales or in transactions to cover short sales;
•	put or call option transactions relating to the shares; and
•	any other method permitted under applicable law.

The Selling Stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

53

The Selling Stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the Selling Stockholders and each selling shareholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling Stockholders also may resel all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to this registration statement, disclosing:

•	the name of each such selling shareholder and of the participating broker-dealer(s);
•	the number of shares involved;
•	the initial price at which the shares were sold;
•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
•	other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 16, 2015, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership (1)		Percent Of Class (2)
Principal Stockholders
Common	Pioneer Media Investments Co., Ltd. (3)	1,130,000		5.04%
Common	GIA Investments Corp. (4)	3,000,000	(4)	13.39%
Common	Chiu-Li Tu (5)	2,847,725		12.71%
Executive Officers and Directors
Common	Alan Chen (6)	6,032,400	(6)	26.92%
Common	Yih-Jong Shy	100,000		*
Common	Tsung-Chien Chiang	50,000		*
Common	En Ming Tseng	106,000	(7)	*
Common	Yi Jen Lan	0		0
Common	Shang-Hong Lin	10,000		*
Common	All Executive Officers and Directors as a Group (six persons)	6,298,400		28.10%

* Represents less than one percent.

54

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Calculated based on 22,412,000 shares of Common Stock outstanding as of September 16, 2015.

(3)	Pioneer Media Investments Co., Ltd. (“Pioneer”) is beneficially owned and controlled by Alan Chen, our chairman.

(4)	Heer Hsiao holds the voting and dispositive power over the securities held by GIA Investments Corp.

(5)	Ms. Tu is the spouse of Alan Chen, our chairman.

(6)	This number includes (i) 1,130,000 shares of Common Stock held by Pioneer; (ii) 395,100 shares of Common Stock held by Social Cloud Co., Ltd. (“Social”); (iii)350,000 shares of Common Stock held by Legend Media Investments (“Legend”); (iv) 419,575 shares of Common Stock held by Trophy Access Limited (“Trophy”); (v) 445,000 shares of Common Stock held by Core Winner Investment Limited (“Core”); (vi) 445,000 shares of Common Stock held by Intelligent Media Investments (“Intelligent”); and (vii) 2,847,725 shares of Common Stock held by his spouse. Social, Legend, Trophy, Core, and Intelligent are all beneficially owned and controlled by Alan Chen. As such, Mr. Chen is deemed to have the voting and dispositive power over shares of Common Stock held by these entities.

(7)	Includes (i) 6,000 shares of Common Stock held directly by Mr. Tseng and (ii)100,000 shares of Common Stock held by Prime Chance Limited of which his wife, Tsung-Mei Luo, is the sole director and member.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share. As of September 16, 2015, there were 22,412,000 shares of our common stock issued and outstanding.  Our shares are held by 485 stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

55

Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2014 and 2013, and for the two years then ended, included in this Prospectus and Registration Statement, have been audited by KCCW Accountancy Corp., an independent registered public accounting firm, as stated in their registration statement appearing herein. Such consolidated financial statements have been so included in reliance upon the registration statement of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the Selling Stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

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F-1

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
Assets	2015	2014
	(UNAUDITED)	(AUDITED)
Current Assets
Cash and cash equivalents	$19,989	$70,076
Accounts receivable, net	315,588	538,511
Due from related parties	34,590	171,901
Security deposits, current	14,961	33,089
Other current assets	19,941	9,250
Current assets of discontinued operations	15,711	69,216
Total Current Assets	420,780	892,043

Furniture, fixture, and equipment, net	209,326	55,194
Intangible assets, net	22,859	29,040

Total Assets	$652,965	$976,277

Liabilities and Equity

Current Liabilities
Long-term obligation under capital lease, current	$100,022	$-
Long-term debt, current	-	488,048
Accounts payable	120,149	96,354
Advance from customers	2,176	1,418
Accrued expenses	453,724	560,705
Due to related parties	1,094,182	1,072,495
Other current liabilities	5,045	12,903
Current liabilities of discontinued operations	80,943	79,098
Total Current Liabilities	1,856,241	2,311,021

Long-term obligation under capital lease	49,164	-
Long-term debt	-	321,295
Total Liabilities	1,905,405	2,632,316

Commitments and contingencies (Note 12)

Equity
Capital stock - $.001 par value
Common Stock, $.001 par value, 50,000,000 shares authorized,
22,412,000 and 22,412,000 shares issued and outstanding as of
June 30, 2015 and December 31, 2014, respectively	22,412	22,412
Additional paid-in capital	3,610,959	2,793,855
Accumulated deficit	(4,179,780)	(3,922,379)
Accumulated other comprehensive loss	(65,362)	(56,180)
Total Stockholders' deficit	(611,771)	(1,162,292)
Noncontrolling Interests	(640,669)	(493,747)
Total Deficit	(1,252,440)	(1,656,039)

Total Liabilities and Equity	$652,965	$976,277

The accompanying notes are an integral part of these consolidated financial statements.

F-2

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net revenue	$522,222	$650,432	$1,038,211	$1,293,509
Cost of revenue	(332,815)	(444,395)	(688,029)	(999,487)
Gross profit	189,407	206,037	350,182	294,022

Selling expenses	(87,621)	(164,430)	(197,373)	(339,553)
General and administrative expenses	(253,336)	(378,244)	(495,673)	(721,082)
Total operating expense	(340,957)	(542,674)	(693,046)	(1,060,635)

Operating loss	(151,550)	(336,637)	(342,864)	(766,613)

Other income (expense)
Interest income	13	245	205	428
Interest expense	(873)	(6,223)	(2,364)	(12,181)
Other income (expense), net	511	(2,042)	553	(1,450)
Total other expense	(349)	(8,020)	(1,606)	(13,203)

Loss from continuing operations before income taxes	(151,899)	(344,657)	(344,470)	(779,816)
Income taxes	-	-	-	-
Loss from continuing operations	(151,899)	(344,657)	(344,470)	(779,816)
Loss from discontinued operations, net of income taxes	(54,589)	(25)	(54,589)	(8,637)

Net loss	(206,488)	(344,682)	(399,059)	(788,453)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	53,134	104,369	106,884	238,287
Net loss from discontinued operations	34,773	16	34,773	5,502
Total net loss attributable to noncontrolling interest	87,907	104,385	141,657	243,789

Net loss attributable to NOWNews Digital Media Technology Co. Ltd.	(118,581)	(240,297)	(257,402)	(544,664)

Foreign currency translation loss	(7,675)	(23,916)	(14,447)	(5,805)
Comprehensive loss	(126,256)	(264,213)	(271,849)	(550,469)
Other comprehensive loss attributable to noncontrolling interests	2,866	7,825	5,265	2,395
Comprehensive loss attributable to NOWNews Digital Media Technology Co. Ltd.	$(123,390)	$(256,388)	$(266,584)	$(548,074)

Amount attributable to common stockholders:
Net loss from continuing operations, net of income taxes	$(98,765)	$(240,288)	$(237,586)	$(541,529)
Net loss from discontinued operations, net of income taxes	(19,816)	(9)	(19,816)	(3,135)
Net loss attributable to common stockholders	$(118,581)	$(240,297)	$(257,402)	$(544,664)

Net loss attributable to common stockholders - basic and diluted
Loss from continuing operations	$(0.01)	$(0.10)	$(0.01)	$(0.23)
Loss from discontinued operations	-	-	-	-
Net loss attributable to common stockholders	$(0.01)	$(0.10)	$(0.01)	$(0.23)

Weighted average shares outstanding, basic and diluted	22,412,000	2,412,000	22,412,000	2,412,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(399,059)	$(788,453)
Loss from discontinued operations	54,589	8,637
Depreciation	40,227	30,565
Amortization	6,793	11,386
Loss from disposal of equipment	3,095	3,213
Loss from lawsuit settlement	-	62,938
Bad debt expense	5,627	-
Adjustments to reconcile net loss to net cash provided by operating activities:
Decrease in accounts receivable	227,592	71,280
Increase in rent due from related party	-	(64,981)
Decrease in related-parties trade receivable	139,963	5,048
Decrease in security deposits	18,718	3,445
Increase in other current assets	(10,517)	(15,854)
Increase (decrease) in accounts payable	21,341	(297,689)
Increase (decrease) in advance from customers	719	(64,617)
Decrease in accrued expenses	(109,534)	(67,716)
(Decrease) increase in other current liabilities	(8,082)	4,751
Net cash used in continuing activities	(8,528)	(1,098,047)
Net cash used in discontinued operations	-	(33,577)
Net cash used in operating activities	(8,528)	(1,131,624)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	(20,783)	-
Net cash used in continuing activities	(20,783)	-
Net cash used in discontinued operations	-	-
Net cash used in investing activities	(20,783)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of current portion of long-term loan	-	(24,145)
Net (repayment of) proceeds from loans from related parties	(21,913)	894,939
Net cash (used in) provided by continuing activities	(21,913)	870,794
Net cash provided by discontinued operations	-	31,305
Net cash (used in) provided by financing activities	(21,913)	902,099

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	1,137	(2,854)

NET DECREASE IN CASH & CASH EQUIVALENTS	(50,087)	(232,379)
NET DECREASE IN CASH & CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS	-	(2,272)
NET DECREASE IN CASH & CASH EQUIVALENTS FROM CONTINUING OPERATIONS	(50,087)	(230,107)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	70,076	324,735
CASH & CASH EQUIVALENTS, ENDING BALANCE	$19,989	$94,628

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$1,508	$13,238
NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment acquired through capital lease	$173,916	$-
Debt conversion to additional paid-in capital	$817,104	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

NOTE 1: NATURE OF OPERATIONS

NOWnews Digital Media Technology Co Ltd. (Formerly Forever Zen Ltd.) (“NOWnews” or “the Company”) was incorporated in Nevada on March 30, 2010. On November 11, 2013, Pioneer Media Investments Co., Ltd. purchased 1,500,000 shares of the Company’s common stock for $135,000 in cash from two of the Company’s shareholders.  Those 1,500,000 shares of common stock represented 62% of the Company’s issued and outstanding common stock immediately following the sale.  As a result of the transaction, a change in control of the Company occurred and in connection therewith. Mr. Alan Chen was elected as the Company’s president and sole director. Pioneer Media Investments Co., Ltd. is beneficially owned and controlled by Alan Chen.

Worldwide Media Investments Corp. (“Worldwide”) was incorporated in Anguilla on June 4, 2013 under the Anguilla International Business Companies Act, 2000. Worldwide is a holding company and has not carried out substantive business operations of its own. Mr. Alan Chen is the sole director and controlling beneficiary shareholder of Worldwide.

NOWnews Network Co., Ltd, (“NOWnews Network”) was incorporated in Taipei City, Taiwan on June 8, 2006. NOWnews Network is a media company with operations in Taiwan. NOWnews Network operates a news website and generates revenue from fees paid by advertisers in connection with the display of graphical and non-graphical advertisements. In addition, NOWnews Network provides editing services of news articles, pictures, and videos, and sells the broadcasting rights of its news articles, pictures, and videos. Mr. Alan Chen is a director and former Chairman of NOWnews Network.

In August 2013, NOWnews Network established NOWnews International Marketing Co., Ltd (“NOWnews International”) as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of NOWnews Network, and one other shareholder, own 10% and 35% of NOWnews International, respectively. The primary business of NOWnews International is to sell advertisement spaces in its own newspapers.

On December 27, 2013, the Board of Directors of NOWnews Network approved the termination of operations of NOWnews International. The results of NOWnews International have been presented as discontinued operations in the consolidated statements of income and comprehensive income. NOWnews Network has reclassified the assets and liabilities of the discontinued entity in the accompanied consolidated financial statements.

During September through December 2013, Sky Media Investments, Co., Ltd. (“Sky Media”), a company incorporated in Anguilla and a wholly-owned subsidiary of the Company, acquired 7,999,945 common shares (or 66.3%) of NOWnews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of NOWnews Network prior to the above transaction (the “Restructuring Transaction”).

On November 14, 2014, the Company entered into and closed a share exchange agreement (the “Share Exchange Agreement”), with Worldwide, the shareholders of Worldwide, and NOWnews Network. Pursuant to the Share Exchange Agreement, the Company issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide in exchange for all the issued and outstanding capital stock of Worldwide. Immediately following the closing of the Share Exchange, the Company had a total of 22,412,000 issued and outstanding shares of common stock, of which 6,262,400 shares were beneficially held by Alan Chen. As a result of the Share Exchange, Worldwide and Sky Media become the Company’s wholly owned subsidiaries and NOWnews Network is now Company’s majority owned subsidiary in which Company indirectly holds 66% of the equity interest. Upon consummation of the Share Exchange, Company’s assumed the business of NOWnews Network and ceased to be a shell company.

The Company’s fiscal year ends on December 31st.

NOTE 2: GOING CONCERN

The Company’s unaudited consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had accumulated deficits of $4,179,780 and $3,922,379, and stockholders’ deficits of $611,771 and $1,162,292 as of June 30, 2015 and December 31, 2014, respectively. The net losses attributable to common stockholders of $257,402 and $544,664 for the six months ended June 30, 2015 and 2014, respectively. In addition, current liabilities exceed current assets by $1,435,461 and $1,418,978 as of June 30, 2015 and December 31, 2014, respectively, representing significant working capital deficits. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-5

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) sales of the Company’s services, (3) short-term and long-term borrowings from banks, and (4) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company, Worldwide, and NOWnews Network were entities under common control prior to the restructuring transaction, the Company and Worldwide have recast prior period financial statements to reflect the conveyance of NOWnews Network to Sky Media as if the restructuring transaction had occurred as of January 1, 2014. All significant intercompany transactions and account balances have been eliminated.

The functional currency of NOWnews Network and NOWnews International is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of estimates and assumptions:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the consolidated financial statements include depreciation, useful lives of property and equipment, deferred income taxes, useful life of intangible assets and contingencies. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2015 and December 31, 2014, the Company has uninsured deposits in banks of both $0.

Accounts receivable:

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2015 and December 31, 2014, the Company assessed the allowance for doubtful accounts of $40,712 and $34,232, respectively.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extends the life of property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

F-6

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Electronic Equipment	3 years
Computer Equipment	3 to 5 years
Office Equipment and Furniture	3 to 5 years
Leasehold Improvement	Lesser of term of the lease or the estimated useful lives of the assets

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets:

Intangible assets consist of software, trademark, and copyrights (see Note 6). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

Leases:

Lease agreements are evaluated to determine if they are capital leases meeting any of the following criteria at inception: (a) Transfer of ownership; (b) Bargain purchase option; (c) The lease term is equal to 75 percent or more of the estimated economic life of the leased property; (d) The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

If at its inception a lease meets any of the four lease criteria above, the lease is classified by the lessee as a capital lease; and if none of the four criteria are met, the lease is classified by the lessee as an operating lease.

Revenue recognition:

Product and service revenue is recognized when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue. The Company recognizes revenue for product sales upon transfer of title to the customer.  The Company recognizes revenue for services upon performance of the service.  Customer purchase orders and/or contracts will generally be used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, will be used to verify product delivery or that services have been rendered.  The Company will assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Post-retirement and post-employment benefits:

NOWnews Network adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, NOWnews Network makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. NOWnews Network has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $27,879 and $45,143 for the six months ended June 30, 2015 and 2014, respectively. The total amounts for such employee benefits, which were expensed as incurred, were $12,002 and $20,654 for the three months ended June 30, 2015 and 2014, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Foreign currency translation:

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains the books and records in its functional currency, being the primary currency of the economic environment in which its operations are conducted. For reporting purpose, the Company translates the assets and liabilities to U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet and is included as part of accumulated other comprehensive income. The functional currency of the Company and its subsidiaries in Taiwan is New Taiwan Dollars.

F-7

Statement of cash flows:

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to changes in assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both June 30, 2015 and December 31, 2014.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At June 30, 2015, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to the tax authority in Taiwan for years since incorporated.

Earnings per share (EPS):

Earnings per share is calculated in accordance with ASC 260. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock instruments were converted or exercised. Options and warrants are assumed to be exercised at the beginning of the period if the average stock price for the period is greater than the exercise price of the warrants and options. For the six months ended June 30, 2015 and 2014, no options or warrants were issued or outstanding.

Discontinued operations

Results of the Company’s discontinued entity have been presented in discontinued operations in the financial statements. See Note 1 and Note 13 for additional information.

Reclassifications:

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Recent accounting pronouncements:

In February 18, 2015, FASB issued ASU 2015-02—Consolidation (Topic 810). The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

F-8

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt. When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt.

When substantial doubt is raised but is not alleviated by management’s plans,, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. For a public entity, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier. The Company has begun evaluating future impact of adopting this standard on the Company’s consolidated financial position and operating results.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20. A discontinued operation may include a component of an entity or a group of components of an entity, or a business or nonprofit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendments in this Update require an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. The amendments in this Update require a public business entity and a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update require all other entities to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update expand the disclosures about an entity’s significant continuing involvement with a discontinued operation. Those disclosures are required until the results of operations of the discontinued operation in which an entity retains significant continuing involvement are no longer presented separately as discontinued operations in the statement where net income is reported (or statement of activities for a not-for-profit entity). The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

F-9

NOTE 4: ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	June 30 2015	December 31, 2014
Accounts receivable	$356,300	$572,743
Less: Allowance for doubtful accounts	(40,712)	(34,232)
Accounts receivable, net	$315,588	$538,511

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	June 30,	December 31,
	2015	2014
Capital Lease	$175,602	$-
Electronic equipment	82,569	141,345
Computer equipment	54,378	71,230
Leasehold improvement	20,531	107,622
Office equipment and furniture	5,085	353,692
	338,165	673,889
Less: Accumulated depreciation	(128,839)	(618,695)
	$209,326	$55,194

As of June 30, 2015, assets under capital lease of $175,602 represented server equipment (see Note 12). Depreciation expense for the three months ended June 30, 2015 and 201~~4~~ was $29,474 and $14,848, respectively. Depreciation expense for the six months ended June 30, 2015 and 2014 was $40,227 and $30,565, respectively.

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	June 30,	December 31,
	2015	2014
Copyrights	$915,962	$895,092
Software	26,290	25,691
Trademark	6,801	6,646
Patent	163	159
	949,216	927,588
Accumulated amortization	(926,357)	(898,548)
Intangible assets, net	$22,859	$29,040

Intangible assets amounted to $22,859 and $29,040 as of June 30, 2015 and December 31, 2014, respectively, mainly consisted of copyrights and software acquired, and trademark.

Copyrights

Copyrights mainly include the copyrights of multiple films and pictures acquired from June 2007 to October 2009, and during the year ended December 31, 2013, with the total purchase amount of NT$28,284,903 (approximately $915,962). Copyrights are amortized based on their determined useful life, and tested annually for impairment. The amortization period ranges from 2 to 10 years. Amortization expense related to copyrights was $1,297 and $1,341 for the three months ended June 30, 2015 and 2014, respectively. Amortization expense related to copyrights was $2,564 and $7,084 for the six months ended June 30, 2015 and 2014, respectively.

F-10

For the three months ended June 30, 2015 and 2014, total amortization expense amounted to $3,427 and $3,499, respectively. For the six months ended June 30, 2015 and 2014, total amortization expense amounted to $6,793 and $11,386, respectively.

Estimated amortization for the next five years and thereafter is as follows:

As of June 30,	Amount
2016	$13,591
2017	5,947
2018	3,185
2019	136
$22,859

NOTE 7: BANK LOANS

Long-term debt

Long-term debt consists of the following:

	June 30,	December 31,
	2015	2014
Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.75% per annum, the term started April 9, 2013 with the maturity date October 9, 2014, secured by a property owned by a Director of the Company (former Chairman) and his wife (currently the Director of Supervisory Committee of the Company), as well as their personal guarantees (see Note 14).	$-	$440,452

Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.5% per annum, the term started February 8, 2012 with the maturity date February 8, 2019, secured by a property owned by a Director of the Company (former Chairman) and his wife (currently the Director of Supervisory Committee of the Company), as well as their personal guarantees (see Note 14).	-	368,891
	-	809,343
Current portion	-	(488,048)
Total	$-	$321,295

Both loans as of December 31, 2014 had been repaid in full amount by Ms. Chiu-li Tu, the Director of Supervisory Committee of NOWnews Network, in February, 2015. See Note 10.

Interest expense for the six months ended June 30, 2015 and 2014 amounted to $1,508 and $11,648, respectively.

F-11

NOTE 8: ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30,	December 31,
	2015	2014
Accrued payroll	$140,573	$112,315
Accrued employee benefits and pension expenses	94,220	110,305
Accrued professional fees	71,996	108,705
Accrued taxes	56,321	21,337
Accrued bonus	38,463	78,041
Accrued legal settlement	6,962	17,089
Accrued office rent and management fees	-	48,899
Other	45,189	64,014
Total	$453,724	$560,705

NOTE 9: INCOME TAX

United States

The Company is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company has no taxable income for the period. The applicable income tax rate for the Company was 35% for the six months ended June 30, 2015 and 2014. No tax benefit has been realized since a 100 % valuation allowance has offset deferred tax asset resulting from the net operating losses.

Anguilla

Worldwide Media Investments Corp. and Sky Media are incorporated in Anguilla, which does not tax income.

Taiwan

NOWnews Network and NOWnews International are incorporated in Taiwan. The Taiwan Income Tax Law imposes a unified enterprise income tax rate of 17% on all enterprises with taxable income greater than approximately $3,849 (NT$120,000). No income tax liabilities existed as of June 30, 2015 and December 31, 2014 due to the Company’s continuing operating losses.

Provision for income tax consists of the following:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Current
USA	$-	$-	$-	$-
Taiwan	-	-	-	-

Deferred
USA
Deferred tax assets for NOL carryforwards	(8,605)	(12,949)	(20,674)	(29,055)
Valuation allowance	8,605	12,949	20,674	29,055
Net changes in deferred income tax under non-current portion	-	-	-	-

Taiwan
Noncurrent portion
NOL carryforwards	(21,775)	(53,013)	(46,088)	(119,597)
Valuation allowance	21,775	53,013	46,088	119,597
Net changes in deferred income tax under non-current portion	-	-	-	-

Total provision for income tax	$-	$-	$-	$-

F-12

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Six Months Ended June 30,
	2015	2014

U.S. statutory income tax rate	35.0%	35.0%
Foreign statutory income tax rate difference	(18.0%)	(18.0%)
Changes in valuation allowance	(17.0%)	(17.0%)
Effective income tax rate	0.0%	0.0%

Significant components of the Company’s deferred taxes as of June 30, 2015 and December 31, 2014 were as follows:

	June 30,	December 31,
	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$2,160,286	$2,123,347
Less: Valuation allowance	(2,160,286)	(2,123,347)
Deferred tax assets, net	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. As of June 30, 2015 and December 31, 2014, the Company accrued 100% valuation allowance against its deferred tax assets based on the assessment of the probability of future realization.

F-13

NOTE 10: STOCKHOLDERS’ EQUITY

As of June 30, 2015, the Company was authorized to issue a total of 50,000,000 shares of common stock, par value $0.001 per share.

On June 4, 2013, Worldwide issued 17,000,000 common shares to Mr. Alan Chen as founder’s shares for no consideration exchanged. As a result, a discount on capital of $17,000,000 was recorded. On the same date, Mr. Chen conveyed 1,000,000 shares, 8,548,000 shares, 3,816,000 shares, and 3,636,000 shares to Legend Media Investments Co., Ltd., Pioneer Media Investments Co., Ltd., Intelligent Media Investments Co., Ltd., and Core Winner Investment Limited, respectively (collectively, the “Recipients”). All of the recipients are entities under Mr. Chen’s common control. During the year 2014, Mr. Chen transferred 2,847,725, 410,000, and 11,687,600 shares to Ms. Chiu-li Tu, the Company’s employees, and other non-related parties, respectively. Mr. Chen and Ms. Tu are husband and wife (see Note 14). Prior to November 14, 2014, Mr. Chen holds 2,054,675 shares of Worldwide.

On September 16, 2013, Worldwide entered into a written Definitive Agreement with GIA Investments Corp. (“GIA”), an unrelated party (the “Definitive Agreement”). Pursuant to the provisions of the Definitive Agreement, Worldwide would acquire NOWnews Network pursuant to a stock purchase agreement, and Worldwide will fund the operations of NOWnews Network for a period of approximately 8 months. Additionally, Worldwide desires to be acquired by an unidentified company (defined in the Definitive Agreement as “Company A”), pursuant to a stock exchange agreement, and Company A will be a participant in the OTCQB. As specified in the Definitive Agreement, GIA intends to acquire 15% of the issued and outstanding shares of Company A’s common stock for $3,000,000, and Worldwide intends that its existing shareholders will acquire 84% of the issued and outstanding shares of Company A’s common stock.

Pursuant to the Definitive Agreement, during September through December 2013, GIA funded an aggregate of $1,522,388 to Worldwide, which was recorded as “Subscriptions received in advance” on Worldwide’s consolidated balance sheet as of December 31, 2013. On May 23, 2014, Worldwide issued 3,000,000 common shares to GIA for the proceeds received.

During September through December 2013, Sky Media, the wholly-owned subsidiary of Worldwide, acquired 7,999,945 common shares (or 66.3%) of NOWnews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of NOWnews Network prior to the above transaction. Since Worldwide and NOWnews Network were both entities under Mr. Chen’s common control prior to the transaction, it was deemed a restructuring transaction (the “Restructuring Transaction”) and the $1,522,388 disbursed from Sky Media to Mr. Chen was recorded as a return of capital.

Pursuant to the Share Exchange Agreement entered on November 14, 2014 (see Note 1), the Company issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide in exchange for all the issued and outstanding capital stock of Worldwide. Immediately following the closing of the Share Exchange, the Company had a total of 22,412,000 issued and outstanding shares of common stock.

In February, 2015, Ms. Chiu-li Tu paid off the bank loans obtained by NOWnews Network, amounted to approximately $809,343 as of December 31, 2014, on behalf of NOWnews Network (see Note 7). Immediately after the repayment, Ms. Tu and NOWnews Network entered an agreement that such repayment will be a shareholder contribution to NOWnews Network. This transaction was treated as a related party transaction because Ms. Tu still serves as a Director of NOWnews Network. The Company has recorded additional paid-in capital of approximately $817,104 as of June 30, 2015 for this shareholder contribution.

F-14

NOTE 11: NON-CONTROLLING INTEREST

In August 2013, NOWnews Network established NOWnews International as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of NOWnews Network, and one other shareholder, owns 10% and 35% of NOWnews International, respectively.

During September through December 2013, Sky Media acquired 66.3% of NOWnews Network from Mr. Alan Chen. Mr. Chen owned 84.3% of common stock of NOWnews Network prior to the Restructuring Transaction.

Non-controlling interest consisted of the following:

	June 30,	December 31,
	2015	2014
Beginning balance	$(493,747)	$(306,870)
Net loss attributed to non-controlling interest	(141,657)	(210,510)
Other comprehensive (loss) income attributable to non-controlling interest	(5,265)	23,633
Ending balance	$(640,669)	$(493,747)

NOTE 12: COMMITMENTS AND CONTINGENCIES

(1) Lease commitments

Capital Lease

From April to June, 2015, NOWnews Network entered into various capital lease agreements with Nextlink Technology Co., Ltd. (“Nextlink”), pursuant to which NOWNews Network agreed to lease multiple servers from Nextlink for the period ranges from sixteen months to two years. At the end of each contract and upon fulfillment of the lease obligations, the title of these servers and ownership shall be transferred to NOWnews Network. Because NOWnews Network takes ownership of the equipment at the completion of the lease contract, NOWnews Network determined that the arrangement represents a capital lease for the equipment. The Company recorded $175,602 as a capital lease for the equipment and began depreciating the equipment on a straight line basis over five years. Depreciation expense of those equipment under capital lease for the six-month period ended June 30, 2015 was $7,872.

Operating Lease

Operating lease commitments consist of leases for office space and copy machines under various operating lease agreements which expire in June, 2018. Operating lease agreements generally contain renewal options that may be exercised at the Company’s discretion after the completion of the terms.

The Company's obligations under capital and operating leases are as follows:

As of June 30,	Capital Leases Amount	Operating Leases Amount
2016	$102,332	$93,732
2017	52,384	70,005
2018	-	1,997
Total minimum payments	$154,716	$165,734

The Company incurred rent expenses of $31,154 and $61,348 for the three months ended June 30, 2015 and 2014, respectively. The Company incurred rent expenses of $77,052 and $119,195 for the six months ended June 30, 2015 and 2014, respectively.

F-15

(2) Litigation

Defamation and General Matters

From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

Lai Matter

On July 11, 2014, Ms. Xiu-qing Lai filed a claim against NOWnews Network and five other companies (the “Five Companies”) who are unrelated to the Company, in the Taiwan Tainan District Court (the “Tainan District Court”) in connection to a news article edited by NOWnews Network and published on July 19, 2012 on the website of NOWnews Network and five other websites owned by the Five Companies, respectively. Ms. Lai claims that the news article contained a false statement that harms the reputation of Ms. Lai. Ms. Lai seeks approximately $18,254 (NT$550,000) in compensatory damages from NOWnews Network, $58,081 in aggregate from (NT$1,750,000) the Five Companies, and newspaper apologies from NOWnews Network and the Five Companies. Based on the agreements entered by NOWnews Network and the Five Companies, if any news content provided by NOWnews Network violates any regulations or infringes on any copyrights, NOWnews Network shall be responsible for any losses that may occur.

On January 6, 2015, the plaintiff agreed to settle this legal matter with NOWnews Network outside of court. NOWnews Network agreed to pay the plaintiff $13,276 (NT$400,000) in compensatory damages, and the plaintiff agreed to revoke the claim against NOWnews Network and the Five Companies. NOWnews Network has accrued $13,276 (NT$400,000) of contingent loss in connection to this lawsuit settlement during the year ended December 31, 2014.

(3) Shares to be issued

On August 5, 2015, NOWnews Network, Sky Media, Mr. Alan Chen and Ms. Tu entered a Stock Purchase Agreement with Gamania Digital Entertainment Co. Ltd (“Gamania Digital”) .., and Ta Ya Venture Capital Co. Ltd. (“Ta Ya”), in which there are two phases of stock transfers. In Phase I, NOWnews Network committed to sell to Gamania Digital and Ta Ya 1,250,000 and 400,000 shares of outstanding shares of NOWnews Network, respectively, through new issuance. In addition, Mr. Chen and Ms. Tu committed to sell to Gamania Digital and Ta Ya 1,250,000 and 400,000 shares of NOWnews Network owned by them, respectively. The share transfer of Phase I shall be completed sixty (60) days upon signing the agreement. In Phase II, Gamania Digital and Ta Ya are expected, but not obligated, to purchase the same amount of shares from NOWnews Network, and Mr. Chen and Ms. Tu, as Phase I. As of the date of this report, the sale of Phase I has been completed.

NOTE 13: DISCONTINUED OPERATIONS

On December 27, 2013, NOWnews Network’s Board of Directors approved the termination of operations of NOWnews Network’s 55% owned subsidiary, NOWnews International (see Note 1). The results of the subsidiary have been presented as a discontinued operation in the statements of income and comprehensive income. Operating results for the discontinued business are presented in the following tables:

For The Six Months Ended
June 30, 2015
Net revenue	$-

Cost of goods sold	-
Selling, general, and administrative expenses	(54,589)
Loss before income taxes	(54,589)

Income taxes	-

Net loss	$(54,589)

Net assets of discontinued operations as of June 30, 2015 were as follows:

Net assets:
As of June 30, 2015
Cash & cash equivalents	$4,220
Accounts receivable, net	243
Other current assets	11,248
Current assets	$15,711
Accounts payable	170
Accrued expenses	404
Due to related parties	80,369
Current liabilities	$80,943

F-16

NOTE 14: RELATED PARTY TRANSACTIONS

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiaries
Chunghwa Wideband Best Network Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity
Chunghwa United International Development Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity.
Mega Media Investments Co., Ltd. (Taiwan Branch)	Entity controlled by Mr. Alan Chen
Jin Hao Kang Marketing Co., Ltd	Ms. Chiu-li Tu is the Chairman, Director, and legal representative of this entity.
Youchu International Digital Technology Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity.
Chunghwa United Co., Ltd.	Ms. Chiu-li Tu is the Chairman, Director, and legal representative of this entity.
Wowtoday Co., Ltd.	Entity owned by a family member of the shareholder who holds 35% of NOWnews International (see Note 1)
Hwalian International Business Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity.
Jingu Telecom Co., Ltd	Mr. Yih-Jong Shy is the Chairman and legal representative of this entity.
Chunghwa KinmenXiamen Network Co., Ltd.	Mr. Alan Chen is the legal representative of this entity
Mr. Alan Chen	Director and controlling beneficiary shareholder of the Company. Current Director and the former Chairman of NOWnews Network.
Ms. Chiu-li Tu	Wife of Mr. Alan Chen. Current Director of Supervisory Committee of NOWnews Network
Mr. Yih-Jong Shy	Director and CEO of the Company
Mr. Shang-hong Lin	Chairman of NOWnews Network

Transactions

	For the Six Months Ended June 30,
	2015	2014
Sales to Chunghwa Wideband Best Network Co., Ltd.	$-	$10,099
Sales to Chunghwa United International Development Co., Ltd.	-	2,917
Total	$-	$13,016

The primary services provided by NOWnews Network to those related parties were advertisement space on NOWnews Network’s website and broadcasting right of the films and news articles owned by NOWnews Network.

Due from related parties

	June 30,	December 31,
	2015	2014
Trade receivable from Chunghwa Wideband Best Network Co., Ltd.	$20,637	$42,855
Trade receivable from Youchu International Digital Technology Co., Ltd.	6,477	6,329
Trade receivable from Jin Hao Kang Marketing Co., Ltd	3,562	77,532
Trade receivable from Chunghwa United Co., Ltd.	2,137	2,089
Trade receivable from Wowtoday Co., Ltd.	1,777	1,661
Trade receivable from Mega Media Investments Co., Ltd. (Taiwan Branch)	-	38,509
Trade receivable from Chunghwa United International Development Co., Ltd.	-	2,926
Total	$34,590	$171,901

F-17

Due to related parties

	June 30,	December 31,
	2015	2014
Due to Mr. Alan Chen	$521,669	$649,377
Due to Ms. Chiu-li Tu	235,987	212,185
Due to Hwalian International Business Co., Ltd.	172,280	178,339
Due to Jingu Telecom Co., Ltd	74,679	32,595
Due to Mega Media Investments Co., Ltd. (Taiwan Branch)	70,173	-
Due to Shang-hong Lin	17,975	-
Due to Chunghwa KinmenXiamen Network Co., Ltd.	1,199	-
Due to Chunghwa United International Development Co., Ltd.	220	-
	$1,094,182	$1,072,495

Due to related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

Guarantees

As of December 31, 2014, Mr. Chen and Ms. Tu provided personal guarantees on long-term loans obtained by NOWnews Network. In addition, the property collateralized for the long-term loans was owned by Mr. Chen and Ms. Tu (see Note 7).

NOTE 15: SUBSEQUENT EVENT

Management has evaluated subsequent events through August 14, 2015, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2015 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-18

Audit • Tax • Consulting • Financial Advisory

Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NOWnews Digital Media Technology Co. Ltd.

We have audited the accompanying consolidated balance sheets of NOWnews Digital Media Technology Co. Ltd. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, equity and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NOWnews Digital Media Technology Co. Ltd. and Subsidiaries as of December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the consolidated financial statements, the Company has incurred significant negative cash flows from operative activities, and continuing net losses and working capital deficits. The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Diamond Bar, California

March 31, 2015

F-19

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013

Assets

Current Assets
Cash and cash equivalents	$70,076	$324,735
Accounts receivable, net	538,511	511,484
Due from related parties	171,901	250,939
Security deposits	33,089	3,017
Other current assets	9,250	8,531
Current assets of discontinued operations	69,216	90,298
Total Current Assets	892,043	1,189,004

Furniture, fixture, and equipment, net	55,194	136,578
Security deposits	-	30,587
Intangible assets, net	29,040	49,255
Total Assets	$976,277	$1,405,424

Liabilities and Equity

Current Liabilities
Long-term debt, current	$488,048	$515,763
Accounts payable	96,354	478,805
Advance from customers	1,418	79,328
Accrued expenses	560,705	645,149
Due to related parties	1,072,495	14,510
Other current liabilities	12,903	5,988
Current liabilities of discontinued operations	79,098	92,028
Total Current Liabilities	2,311,021	1,831,571

Long-term debt	321,295	390,780
Total Liabilities	2,632,316	2,222,351

Equity
Common Stock, $.001 par value, 50,000,000 shares authorized, 22,412,000 and 2,412,000 shares issued and outstanding as of December 31, 2014 and 2013, respectively	22,412	2,412
Additional paid-in capital	2,793,855	1,291,467
Subscriptions received in advance	-	1,522,388
Accumulated deficit	(3,922,379)	(3,225,091)
Accumulated other comprehensive loss	(56,180)	(101,233)
Total Stockholders' deficit	(1,162,292)	(510,057)
Noncontrolling Interests	(493,747)	(306,870)
Total Deficit	(1,656,039)	(816,927)

Total Liabilities and Equity	$976,277	$1,405,424

The accompanying notes are an integral part of these consolidated financial statements.

F-20

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For The Years Ended
	December 31,
	2014	2013

Net revenue	$2,932,751	$3,225,163
Cost of revenue	(1,819,883)	(2,786,702)
Gross profit	1,112,868	438,461

Selling expenses	(606,355)	(998,148)
General and administrative expenses	(1,384,823)	(1,963,141)
Total operating expense	(1,991,178)	(2,961,289)

Operating loss	(878,310)	(2,522,828)

Other income (expense)
Interest income	1,556	848
Interest expense	(25,103)	(25,267)
Other income, net	2,664	7,930
Total other expense	(20,883)	(16,489)

Loss from continuing operations before income taxes	(899,193)	(2,539,317)
Income taxes	-	-
Loss from continuing operations	(899,193)	(2,539,317)
Loss from discontinued operations, net of income taxes	(8,604)	(189,751)

Net loss	(907,797)	(2,729,068)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	205,029	898,853
Net loss from discontinued operations	5,481	120,871
Total net loss attributable to noncontrolling interest	210,510	1,019,724

Net loss attributable to NOWnews Digital Media Technology Co. Ltd.	(697,287)	(1,709,344)

Foreign currency translation gain (loss)	68,686	(3,776)
Comprehensive loss	(628,601)	(1,713,120)
Other comprehensive loss attributable to noncontrolling interests	(23,633)	(608)
Comprehensive loss attributable to NOWnews Digital Media Technology Co. Ltd.	$(652,234)	$(1,713,728)

Amount attributable to common stockholders:
Net loss from continuing operations, net of income taxes	$(694,164)	$(1,640,464)
Net loss from discontinued operations, net of income taxes	(3,123)	(68,880)
Net loss attributable to common stockholders	$(697,287)	$(1,709,344)

Net loss attributable to common stockholders - basic and diluted
Loss from continuing operations	$(0.15)	$(0.68)
Loss from discontinued operations	(0.00)	(0.03)
Net loss attributable to common stockholders	$(0.15)	$(0.71)

Weighted average shares outstanding, basic and diluted	4,676,756	2,412,000

The accompanying notes are an integral part of these consolidated financial statements.

F-21

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

CONSOLIDATED STATEMENTS OF EQUITY

						Accumulated
			Additional	Subscriptions		Other		Total
	Common Stock		Paid-in	Received	Accumulated	Comprehensive	Non-controlling	Stockholders'
	Shares	Amount	Capital	In Advance	Deficit	Loss	interest	Equity

Balance at December 31, 2012	2,412,000	2,412	1,797,003	-	$(2,066,623)	$(146,741)	$-	$(413,949)
Debt conversion to paid-in capital	-	-	1,884,739	-	-	-	-	1,884,739
Capital contributions	-	-	408,580	-	-	-	-	408,580
Effect of restructuring	-	-	(2,913,918)	-	702,652	49,892	636,819	(1,524,555)
Subscriptions received in advance	-	-	-	1,522,388	-	-	-	1,522,388
Effect of restructuring due to convergence of shell company	-	-	115,063	-	(151,777)	-	-	(36,714)
Subsidiary equity interest acquired by noncontrolling interest	-	-	-	-	-	-	75,427	75,427
Foreign currency translation	-	-	-	-	-	(4,384)	608	(3,776)
Net loss for the period ended December 31, 2013	-	-	-	-	(1,709,344)	-	(1,019,724)	(2,729,068)
Balance at December 31, 2013	2,412,000	2,412	1,291,467	1,522,388	(3,225,092)	(101,233)	(306,870)	(816,928)
Issuance of shares due to share exchange	20,000,000	20,000	1,502,388	(1,522,388)	-	-	-	-
Foreign currency translation	-	-	-	-	-	45,053	23,633	68,686
Net loss for the period ended December 31, 2014	-	-	-	-	(697,287)	-	(210,510)	(907,797)
Balance at December 31, 2014	22,412,000	$22,412	$2,793,855	$-	$(3,922,379)	$(56,180)	$(493,747)	$(1,656,039)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(907,797)	$(2,729,068)
Loss from discontinued operations	8,604	189,751
Depreciation	72,048	115,601
Amortization	18,371	70,923
Loss on film costs	-	134,321
Loss from disposal of equipment	3,201	-
Loss from lawsuit settlement	16,502	92,824
Bad debt expense	-	8,314
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accounts receivable	(58,067)	(34,333)
(Increase) decrease in related-parties trade receivable	(24,611)	173,335
Increase in security deposits	(1,426)	(472)
(Increase) decrease in other current assets	(950)	6,037
Increase in film costs	-	(43,341)
Decrease in other assets	-	741
(Decrease) increase in accounts payable	(370,900)	369,177
(Decrease) increase in advance from customers	(76,621)	79,729
(Decrease) increase in accrued expenses	(69,464)	93,850
Increase (decrease) in other current liabilities	8,092	(3,352)
Net cash used in continuing activities	(1,383,018)	(1,475,963)
Net cash used in discontinued operations	(33,453)	(233,091)
Net cash used in operating activities	(1,416,471)	(1,709,054)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	-	(54,597)
Purchase of intangible assets	(166)	(39,024)
Acquisition of subsidiary equity interest	-	(92,655)
Net cash used in continuing activities	(166)	(186,276)
Net cash used in discontinued operations	-	-
Net cash used in investing activities	(166)	(186,276)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term loan	-	(336,928)
Repayments of current portion of long-term loan	(48,416)	(48,207)
Proceeds from long-term loans	-	345,520
Cash released from commercial line of credit	-	50,640
Net proceeds from loans from related parties	1,184,953	1,506,963
Proceeds from subscriptions received in advance	-	1,522,388
Return of capital as an effect of restructuring	-	(1,522,388)
Net proceeds from capital contributions	-	404,313
Net cash provided by continuing activities	1,136,537	1,922,301
Net cash provided by discontinued operations	31,190	239,790
Net cash provided by financing activities	1,167,727	2,162,091

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(8,012)	(1,425)

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(256,922)	265,336
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS	(2,263)	6,699
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS FROM CONTINUING OPERATIONS	(254,659)	258,637

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	324,735	66,098
CASH & CASH EQUIVALENTS, ENDING BALANCE	$70,076	$324,735

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$26,156	$24,192
NONCASH INVESTING AND FINANCING ACTIVITIES:
Debt conversion to paid-in capital	$-	$1,884,739

The accompanying notes are an integral part of these consolidated financial statements.

F-23

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

NOWnews Digital Media Technology Co Ltd. (Formerly Forever Zen Ltd.) (“NOWnews” or “the Company”) was incorporated in Nevada on March 30, 2010. On November 11, 2013, Pioneer Media Investments Co., Ltd. purchased 1,500,000 shares of the Company’s common stock for $135,000 in cash from two of the Company’s shareholders.  Those 1,500,000 shares of common stock represented 62% of the Company’s issued and outstanding common stock immediately following the sale.  As a result of the transaction, a change in control of the Company occurred and in connection therewith. Mr. Alan Chen was elected as the Company’s president and sole director. Pioneer Media Investments Co., Ltd. is beneficially owned and controlled by Alan Chen.

Worldwide Media Investments Corp. (“Worldwide”) was incorporated in Anguilla on June 4, 2013 under the Anguilla International Business Companies Act, 2000. Worldwide is a holding company and has not carried out substantive business operations of its own. Mr. Alan Chen is the sole director and controlling beneficiary shareholder of Worldwide.

NOWnews Network Co., Ltd, (“NOWnews Network”) was incorporated in Taipei City, Taiwan on June 8, 2006. NOWnews Network is a media company with operations in Taiwan. NOWnews Network operates a news website and generates revenue from fees paid by advertisers in connection with the display of graphical and non-graphical advertisements. In addition, NOWnews Network provides editing services of news articles, pictures, and videos, and sells the broadcasting rights of its news articles, pictures, and videos. Mr. Alan Chen is a director and former Chairman of NOWnews Network.

In August 2013, NOWnews Network established NOWnews International Marketing Co., Ltd (“NOWnews International”) as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of NOWnews Network, and one other shareholder, own 10% and 35% of NOWnews International, respectively. The primary business of NOWnews International is to sell advertisement spaces in its own newspapers.

On December 27, 2013, the Board of Directors of NOWnews Network approved the termination of operations of NOWnews International. The results of NOWnews International have been presented as discontinued operations in the consolidated statements of income and comprehensive income. NOWnews Network has reclassified the assets and liabilities of the discontinued entity in the accompanied consolidated financial statements.

During September through December 2013, Sky Media Investments, Co., Ltd. (“Sky Media”), a company incorporated in Anguilla and a wholly-owned subsidiary of the Company, acquired 7,999,945 common shares (or 66.3%) of NOWnews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of NOWnews Network prior to the above transaction (the “Restructuring Transaction”).

On November 14, 2014, the Company entered into and closed a share exchange agreement (the “Share Exchange Agreement”), with Worldwide, the shareholders of Worldwide, and NOWnews Network. Pursuant to the Share Exchange Agreement, (i) the Company issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide in exchange for all the issued and outstanding capital stock of Worldwide. Immediately following the closing of the Share Exchange, we had a total of 22,412,000 issued and outstanding shares of common stock, of which 6,262,400 shares were beneficially held by Alan Chen. As a result of the Share Exchange, Worldwide and Sky Media become the Company’s wholly owned subsidiary and NOWnews Network is now Company’s majority owned subsidiary in which Company indirectly holds 66% of the equity interest. Upon consummation of the Share Exchange, Company’s assumed the business of NOWnews Network and ceased to be a shell company.

The Company’s fiscal year ends on December 31st.

NOTE 2: GOING CONCERN

The Company’s unaudited consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had accumulated deficits of $3,922,379 and $3,225,091, and stockholders’ deficits of $1,162,292 and $510,057 as of December 31, 2014 and 2013, respectively. The net losses attributable to common stockholders of $697,287 and $1,709,344 for the years ended December 31, 2014 and 2013, respectively. In addition, current liabilities exceed current assets by $1,418,978 and $642,567 as of December 31, 2014 and 2013, respectively, representing significant working capital deficits. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-24

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) sales of the Company’s services, (3) short-term and long-term borrowings from banks, and (4) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Since Worldwide and NOWnews Network were entities under common control prior to the restructuring transaction, Worldwide has recast prior period financial statements to reflect the conveyance of NOWnews Network to Sky Media as if the restructuring transaction had occurred as of January 1, 2013. All significant intercompany transactions and account balances have been eliminated.

The functional currency of NOWnews Network and NOWnews International is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of estimates and assumptions:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the consolidated financial statements include depreciation, useful lives of property and equipment, deferred income taxes, useful life of intangible assets and contingencies. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2014 and 2013, the Company has uninsured deposits in banks of approximately $0 and $222,553, respectively.

Accounts receivable:

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2014 and 2013, the Company assessed the allowance for doubtful accounts of $34,232 and $36,003, respectively.

F-25

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Film costs:

In accordance with ASC 926, “Entertainment –Films” (“ASC 926”), Film Entertainment costs include capitalizable production costs, production overhead, interest, development costs and acquired production costs and are stated at the lower of cost, less accumulated amortization, or fair value. These costs, as well as participations and talent residuals, are recognized as operating expenses based on the ratio that gross revenues of the current period bear to management’s estimate of total ultimate gross revenues. Television production costs incurred in excess of the amount of revenue contracted for each episode in the initial market are expensed as incurred on an episode-by-episode basis. Estimates for initial syndication and basic cable revenues are not included in the estimated lifetime revenues of network series until such sales are probable. Television production costs incurred subsequent to the establishment of secondary markets are capitalized and amortized. Marketing costs and development costs under term deals are charged as operating expenses as incurred. Development costs for projects not produced are written-off at the earlier of the time the decision is made not to develop the story or after three years.

Costs of film and television productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company's assumptions about how market participants would price the asset at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off.

As of December 31, 2013, the Company has incurred accumulated costs of film production in the amount of $134,321. The film has been completed but not released as of December 31, 2014. Because estimates of total revenues indicate that the film produced by the Company has a fair value that is less than its unamortized costs, management has assessed and recognized a loss on film costs of $134,321 during the year ended December 31, 2013. There was no additional film costs incurred as of and for the year ended December 31, 2014.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extends the life of property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Electronic Equipment	3 years
Computer Equipment	3 to 5 years
Office Equipment and Furniture	3 to 5 years
Leasehold Improvement	Lesser of term of the lease or the estimated useful lives of the assets

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

F-26

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets:

Intangible assets consist of software, trademark, and copyrights (see Note 6). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the years ended December 31, 2014 and 2013, respectively.

Revenue recognition:

Product and service revenue is recognized when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue. The Company recognizes revenue for product sales upon transfer of title to the customer.  The Company recognizes revenue for services upon performance of the service.  Customer purchase orders and/or contracts will generally be used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, will be used to verify product delivery or that services have been rendered.  The Company will assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Post-retirement and post-employment benefits:

NOWnews Network adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, NOWnews Network makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. NOWnews Network has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $82,900 and $128,492 for the years ended December 31, 2014 and 2013, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Foreign currency translation:

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains the books and records in its functional currency, being the primary currency of the economic environment in which its operations are conducted. For reporting purpose, the Company translates the assets and liabilities to U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet and is included as part of accumulated other comprehensive income. The functional currency of the Company and its subsidiaries in Taiwan is New Taiwan Dollars.

Statement of cash flows:

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to changes in assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both December 31, 2014 and 2013.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At December 31, 2014 and 2013, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to the tax authority in Taiwan for years since incorporated.

Earnings per share (EPS):

Earnings per share is calculated in accordance with ASC 260. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock instruments were converted or exercised. Options and warrants are assumed to be exercised at the beginning of the period if the average stock price for the period is greater than the exercise price of the warrants and options. For the years ended December 31, 2014 and 2013, no options or warrants were issued or outstanding.

Discontinued operations

Results of the Company’s discontinued entity have been presented in discontinued operations in the financial statements. See Note 1 and Note 13 for additional information.

Reclassifications:

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. . The reclassification had no impact on previously reported net loss or accumulated deficit.

Recent accounting pronouncements:

In February 18, 2015, FASB issued ASU 2015-02—Consolidation (Topic 810). The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt. When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt.

When substantial doubt is raised but is not alleviated by management’s plans,, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. For a public entity, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier. The Company has begun evaluating future impact of adopting this standard on the Company’s consolidated financial position and operating results.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20. A discontinued operation may include a component of an entity or a group of components of an entity, or a business or nonprofit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendments in this Update require an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. The amendments in this Update require a public business entity and a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update require all other entities to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update expand the disclosures about an entity’s significant continuing involvement with a discontinued operation. Those disclosures are required until the results of operations of the discontinued operation in which an entity retains significant continuing involvement are no longer presented separately as discontinued operations in the statement where net income is reported (or statement of activities for a not-for-profit entity). The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In January 2014, the FASB issued ASU 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill. The amendments in this Update allow an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in this Update should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. The disclosures required under this alternative are similar to existing U.S. generally accepted accounting principles (GAAP). However, an entity that elects the accounting alternative is not required to present changes in goodwill in a tabular reconciliation. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2013, the FASB issued ASU 2013-12, “Definition of a Public Business Entity”. The Board has decided that it should proactively determine which entities would be within the scope of the Private Company Decision-Making Framework: A Guide for Evaluating Financial Accounting and Reporting for Private Companies (Guide). This will aim to minimize the inconsistency and complexity of having multiple definitions of, or a diversity in practice as to what constitutes, a nonpublic entity and public entity within U.S. generally accepted accounting principles (GAAP) on a going-forward basis. This Update addresses those issues by defining public business entity. The Accounting Standards Codification includes multiple definitions of the terms nonpublic entity and public entity. The amendment in this Update improves U.S. GAAP by providing a single definition of public business entity for use in future financial accounting and reporting guidance. The amendment does not affect existing requirements. There is no actual effective date for the amendment in this Update. However, the term public business entity will be used in Accounting Standards Updates which are the first Updates that will use the term public business entity. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31,	December 31,
	2014	2013
Accounts receivable	$572,743	$547,487
Less: Allowance for doubtful accounts	(34,232)	(36,003)
Accounts receivable, net	$538,511	$511,484

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31,	December 31,
	2014	2013
Office equipment and furniture	$353,692	$374,680
Electronic equipment	141,345	149,732
Leasehold improvement	107,622	114,008
Computer equipment	71,230	81,368
	673,889	719,788
Less: Accumulated depreciation	(618,695)	(583,210)
	$55,194	$136,578

Depreciation expense for the years ended December 31, 2014 and 2013 was $72,048 and $115,601, respectively.

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	December 31,	December 31,
	2014	2013
Copyrights	$895,092	$948,203
Software	25,691	27,215
Trademark	6,646	7,041
Patent	159	-
	927,588	982,459
Accumulated amortization	(898,548)	(933,204)
Intangible assets, net	$29,040	$49,255

Intangible assets amounted to $29,040 and $49,255 as of December 31, 2014 and 2013, respectively, mainly consisted of copyrights and software acquired, and trademark.

Copyrights

Copyrights mainly include the copyrights of multiple films and pictures acquired from June 2007 to October 2009, and during the year ended December 31, 2014, with the total purchase amount of NT$28,284,903 (approximately $895,092). Copyrights are amortized based on their determined useful life, and tested annually for impairment. The amortization period ranges from 2 to 10 years. Amortization expense related to copyrights was $9,697 and $69,831 for the years ended December 31, 2014 and 2013, respectively.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2014 and 2013, total amortization expense amounted to $18,371 and $70,923, respectively.

Estimated amortization for the next five years and thereafter is as follows:

As of December 31,	Amount
2015	$13,342
2016	9,590
2017	5,725
2018	383
$29,040

NOTE 7: BANK LOANS

Long-term debt

Long-term debt consists of the following:

	December 31,	December 31,
	2014	2013
Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.75% per annum, the term started April 9, 2013 with the maturity date October 9, 2014, secured by a property owned by a Director of NOWnews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of NOWnews Network), as well as their personal guarantees (see Note 14).	$440,452	$466,586

Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.5% per annum, the term started February 8, 2012 with the maturity date February 8, 2019, secured by a property owned by a Director of NOWnews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of NOWnews Network), as well as their personal guarantees (see Note 14).	368,891	439,957
	809,343	906,543
Current portion	(488,048)	(515,763)
Total	$321,295	$390,780

Both loans have been repaid in full amount by Ms. Chiu-li Tu, the Director of Supervisory Committee of NOWnews Network, in February, 2015.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest expense resulted from bank loans for the years ended December 31, 2014 and 2013 amounted to $25,039 and $21,778, respectively.

NOTE 8: ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,	December 31,
	2014	2013
Accrued payroll	$112,315	$236,553
Accrued employee benefits and pension expenses	110,305	88,813
Accrued professional fees	108,705	68,419
Accrued bonus	78,041	66,037
Accrued office rent and management fees	48,899	14,630
Accrued taxes	21,337	10,085
Accrued legal settlement	17,089	105,715
Other	64,014	54,897
Total	$560,705	$645,149

NOTE 9: INCOME TAX

United States

The Company is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company has no taxable income for the period. The applicable income tax rate for the Company was 35% for the years ended December 31, 2014 and 2013. No tax benefit has been realized since a 100 % valuation allowance has offset deferred tax asset resulting from the net operating losses.

Anguilla

Worldwide Media Investments Corp. and Sky Media are incorporated in Anguilla, which does not tax income.

Taiwan

NOWnews Network and NOWnews International are incorporated in Taiwan. The Taiwan Income Tax Law imposes a unified enterprise income tax rate of 17% on all enterprises with taxable income greater than approximately $3,961 (NT$120,000). No income tax liabilities existed as of December 31, 2014 and 2013 due to the Company’s continuing operating losses.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Provision for income tax consists of the following:

	For the Years Ended December 31,
	2014	2013
Current
USA	$-	$-
Taiwan	-	-

Deferred
USA
Deferred tax assets for NOL carryforwards	(104,605)	-
Valuation allowance	104,605	-
Net changes in deferred income tax under non-current portion	-	-

Taiwan
Current portion
Temporary difference from revenue	-	(10,360)
Temporary difference from G&A expenses	-	(30,336)
Temporary difference from interest expenses	-	(182)
Temporary difference from other income	-	(1,851)
Valuation allowance	-	42,729
Net changes in deferred income tax under current portion	-	-

Noncurrent portion
NOL carryforwards	(133,908)	(378,672)
Valuation allowance	133,908	378,672
Net changes in deferred income tax under non-current portion	-	-

Total provision for income tax	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Years Ended December 31,
	2014	2013

U.S. statutory income tax rate	35.0%	35.0%
Foreign statutory income tax rate difference	(18.0%)	(18.0%)
Net permanent and temporary differences	(1.3%)	(2.6%)
Changes in valuation allowance	(15.7%)	(14.4%)
Effective income tax rate	0.0%	0.0%

Significant components of the Company’s deferred taxes as of December 31, 2014 and 2013 were as follows:

	December 31,	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$2,123,347	$1,860,524
Net differences in accounting for revenue and expenses	-	141,697
Total deferred tax assets	2,123,347	2,002,221
Less: Valuation allowance	(2,123,347)	(2,002,221)
Deferred tax assets, net	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. As of December 31, 2014 and 2013, the Company accrued 100% valuation allowance against its deferred tax assets based on the assessment of the probability of future realization.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: STOCKHOLDERS’ EQUITY

As of December 31, 2014 the Company was authorized to issue a total of 50,000,000 shares of common stock, par value $0.001 per share.

On June 4, 2013, Worldwide issued 17,000,000 common shares to Mr. Alan Chen as founder’s shares for no consideration exchanged. As a result, a discount on capital of $17,000,000 was recorded. On the same date, Mr. Chen conveyed 1,000,000 shares, 8,548,000 shares, 3,816,000 shares, and 3,636,000 shares to Legend Media Investments Co., Ltd., Pioneer Media Investments Co., Ltd., Intelligent Media Investments Co., Ltd., and Core Winner Investment Limited, respectively (collectively, the “Recipients”). All of the recipients are entities under Mr. Chen’s common control. During the year 2014, Mr. Chen transferred 2,847,725, 410,000, and 11,687,600 shares to Ms. Chiu-li Tu, the Company’s employees, and other non-related parties, respectively. Mr. Chen and Ms. Tu are husband and wife (see Note 14). Prior to November 14, 2014, Mr. Chen holds 2,054,675 shares of Worldwide.

On September 16, 2013, Worldwide entered into a written Definitive Agreement with GIA Investments Corp. (“GIA”), an unrelated party (the “Definitive Agreement”). Pursuant to the provisions of the Definitive Agreement, Worldwide would acquire NOWnews Network pursuant to a stock purchase agreement, and Worldwide will fund the operations of NOWnews Network for a period of approximately 8 months. Additionally, Worldwide desires to be acquired by an unidentified company (defined in the Definitive Agreement as “Company A”), pursuant to a stock exchange agreement, and Company A will be a participant in the OTCQB. As specified in the Definitive Agreement, GIA intends to acquire 15% of the issued and outstanding shares of Company A’s common stock for $3,000,000, and Worldwide intends that its existing shareholders will acquire 84% of the issued and outstanding shares of Company A’s common stock.

Pursuant to the Definitive Agreement, during September through December 2013, GIA funded an aggregate of $1,522,388 to Worldwide, which was recorded as “Subscriptions received in advance” on Worldwide’s consolidated balance sheet as of December 31, 2013. On May 23, 2014, Worldwide issued 3,000,000 common shares to GIA for the proceeds received.

During September through December 2013, Sky Media, the wholly-owned subsidiary of Worldwide, acquired 7,999,945 common shares (or 66.3%) of NOWnews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of NOWnews Network prior to the above transaction. Since Worldwide and NOWnews Network were both entities under Mr. Chen’s common control prior to the transaction, it was deemed a restructuring transaction (the “Restructuring Transaction”) and the $1,522,388 disbursed from Sky Media to Mr. Chen was recorded as a return of capital.

Pursuant to the Share Exchange Agreement entered on November 14, 2014 (see Note 1), the Company issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide in exchange for all the issued and outstanding capital stock of Worldwide. Immediately following the closing of the Share Exchange, the Company had a total of 22,412,000 issued and outstanding shares of common stock.

On March 29, 2013, NOWnews Network’s Board of Directors approved the issuance of its common stock in the amount of $907,552 (NT$26,800,000), or 2,680,000 shares, effective May 3, 2013. On May 3, 2013, NOWnews Network’s Board of Directors approved the aforementioned 2,680,000 shares to be issued to Mr. Alan Chen and Ms. Chiu-li Tu through debt conversion in the amount of $453,776 (NT$13,400,000, or 1,340,000 shares) and $453,776 (NT$13,400,000, or 1,340,000 shares), respectively, all valued at NT$10 per share. NOWnews Network filed the above changes of registered capital (File No. 10284576910) with the Taipei City Government on June 10, 2013.

On October 1, 2013, NOWnews Network’s Board of Directors approved the issuance of common stocks in the amount of $1,385,768 (NT$40,700,000, or 4,070,000 shares), effective November 4, 2013. On November 4, 2013, NOWnews Network issued 1,200,000 shares to Mr. Alan Chen for cash in the amount of $408,580 (NT$12,000,000), or NT$10 per share. On November 4, 2013, NOWnews Network’s Board of Directors approved the debt conversion to equity of 2,870,000 common shares in the amount of $977,188 (NT$28,700,000, or NT$10 per share), which includes $330,269 (NT$9,700,000, or 970,000 shares) and $646,919 (NT$19,000,000, or 1,900,000) shares to Mr. Alan Chen and Ms. Chiu-li Tu, respectively, all valued at NT$10 per share. NOWnews Network filed the above changes of registered capital (File No. 10289599610) with the Taipei City Government on November 25, 2013.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11: NON-CONTROLLING INTEREST

In August 2013, NOWnews Network established NOWnews International as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of NOWnews Network, and one other shareholder, owns 10% and 35% of NOWnews International, respectively.

During September through December 2013, Sky Media acquired 66.3% of NOWnews Network from Mr. Alan Chen. Mr. Chen owned 84.3% of common stock of NOWnews Network prior to the Restructuring Transaction.

Non-controlling interest consisted of the following:

	December 31,	December 31,
	2014	2013
Beginning balance	$(306,870)	$-
Effect of restructuring	-	636,819
Subsidiary interest acquired by non-controlling interest	-	75,427
Net loss attributed to non-controlling interest	(210,510)	(1,019,724)
Other comprehensive income attributable to non-controlling interest	23,633	608
Ending balance	$(493,747)	$(306,870)

NOTE 12: COMMITMENTS AND CONTINGENCIES

(1) Operating commitments

Operating commitments consist of leases for office space and copy machines under various operating lease agreements which expire in June, 2018.

Operating lease agreements generally contain renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company's obligations under various operating leases are as follows:

As of December 31,	Amount
2015	$137,298
2016	90,513
2017	24,456
2018	741
Total minimum payments	$253,008

The Company incurred rent expenses of $240,914 and $321,604 for the years ended December 31, 2014 and 2013, respectively.

(2) Litigation

Defamation and General Matters

From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

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NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Wang Matter

On April 4, 2010, Ms. Mei-hsin Wang filed a claim against NOWnews Network in the Taiwan Taipei District Court (the “Taipei District Court”) in connection to a news article NOWnews Network purchased from Eastern Television Co., Ltd. (“ETTV”). Ms. Wang claims that the news article published on NOWnews Network’s website contained a false statement that harms the reputation of Ms. Wang. Ms. Wang seeks approximately $66,378 (NT$2 million) in compensatory damages and newspaper apology from ETTV and NOWnews Network. On July 8, 2011, the Taipei District Court entered a judgment of first instance against ETTV and NOWnews Network in the amount of approximately $19,914 (NT$600,000).

On August 8, 2011, NOWnews Network appealed against the judgment of first instance to the Taiwan Superior Court (the “Superior Court”). On November 13, 2013, the Superior Court reversed the judgment of first instance and entered the judgment of second instance that NOWnews Network and ETTV shall pay the plaintiff approximately $9,957 (NT$300,000) and $9,957 (NT$300,000), respectively, and apologize on the newspapers specified.

In November, 2013, NOWnews Network filed a motion in the Supreme Court against the judgment of second instance. The Supreme Court denied the motion on December 19, 2013. NOWnews Network accrued contingent loss of approximately $9,957 (NT$300,000) for the year ended December 31, 2010. In addition, NOWnews Network accrued expenses related to the newspaper apology during the year ended December 31, 2013 in the amount of approximately $23,233 (NT$700,000).

Election Matter

On March 7, 2013, NOWnews Network received a letter from Taichung City Election Commission indicating the content of a news article published by NOWnews Network on January 17, 2013 appears to violate the Civil Servants Election And Recall Act of Taiwan On October 4, 2013, the Central Election Commission (the “CEC”) determined that NOWnews Network violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,595 (NT$500,000) and $16,595 (NT$500,000) on NOWnews Network and Mr. Shu-sen Chang, NOWnews Network’s legal representative and Chairman, respectively.

On November 4, 2013, NOWnews Network filed an appeal in the Administrative Appeal Committee under the Executive Yuan of Taiwan government against the decision of CEC based on the Taiwan Administrative Appeal Act. The Administrative Appeal Committee denied NOWnews Network’s appeal on February 14, 2014. NOWnews Network accrued contingent loss of approximately $33,640 (NT$1,000,000) during the nine months ended September 30, 2013.

Election Matter (Yamedia)

The news article published on January 17, 2013, as described in Election Matter was published simultaneously by one of NOWnews Network’s customers, Yamedia Inc. (“Yamedia”) based on the sales agreement between Yamedia and NOWnews Network. According to the agreement, if the news content provided by NOWnews Network violates any regulations or infringes on any copyrights, NOWnews Network shall be responsible for any losses Yamedia may occur.

On October 8, 2013, the CEC determined that Yamedia violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,820 (NT$500,000) and $16,820 (NT$500,000) on Yamedia and the legal representative of Yamedia, respectively. Based on the above terms in the sales agreement, NOWnews Network shall compensate the losses of approximately $33,640 (NT$1,000,000) for such penalty. NOWnews Network accrued contingent loss of approximately $33,640 (NT$1,000,000) during the nine months ended September 30, 2013.

Lai Matter

On July 11, 2014, Ms. Xiu-qing Lai filed a claim against NOWnews Network and five other companies (the “Five Companies”) who are unrelated to the Company, in the Taiwan Tainan District Court (the “Tainan District Court”) in connection to a news article edited by NOWnews Network and published on July 19, 2012 on the website of NOWnews Network and five other websites owned by the Five Companies, respectively. Ms. Lai claims that the news article contained a false statement that harms the reputation of Ms. Lai. Ms. Lai seeks approximately $18,254 (NT$550,000) in compensatory damages from NOWnews Network, $58,081 in aggregate from (NT$1,750,000) the Five Companies, and newspaper apologies from NOWnews Network and the Five Companies. Based on the agreements entered by NOWnews Network and the Five Companies, if any news content provided by NOWnews Network violates any regulations or infringes on any copyrights, NOWnews Network shall be responsible for any losses that may occur.

F-37

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 6, 2015, the plaintiff agreed to settle this legal matter with NOWnews Network outside of court. NOWnews Network agreed to pay the plaintiff $13,276 (NT$400,000) in compensatory damages, and the plaintiff agreed to revoke the claim against NOWnews Network and the Five Companies. NOWnews Network has accrued $13,276 (NT$400,000) of contingent loss in connection to this lawsuit settlement during the year ended December 31, 2014.

NOTE 13: DISCONTINUED OPERATIONS

On December 27, 2013, NOWnews Network’s Board of Directors approved the termination of operations of NOWnews Network’s 55% owned subsidiary, NOWnews International (see Note 1). The results of the subsidiary have been presented as a discontinued operation in the statements of income and comprehensive income. Operating results for the discontinued business are presented in the following tables:

For The Year Ended
December 31, 2014
Net revenue	$-
Cost of goods sold	-
Selling, general, and administrative expenses	(8,604)
Loss before income taxes	(8,604)
Income taxes	-
Net loss	$(8,604)

Net assets of discontinued operations as of December 31, 2014 were as follows:

As of December 31, 2014
Cash & cash equivalents	$4,123
Accounts receivable, net	237
Advance to suppliers	53,864
Other current assets	10,992
Current assets	$69,216
Accounts payable	166
Accrued expenses	394
Due to related parties	78,538
Current liabilities	$79,098

F-38

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14: RELATED PARTY TRANSACTIONS

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiaries
Chunghwa Wideband Best Network Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity
Chunghwa United International Development Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity.
Mega Media Investment Co., Ltd	Entity controlled by Mr. Alan Chen
Jin Hao Kang Marketing Co., Ltd	Ms. Chiu-li Tu is the Chairman, Director, and legal representative of this entity.
Youchu International Digital Technology Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity.
Chunghwa United Co., Ltd.	Ms. Chiu-li Tu is the Chairman, Director, and legal representative of this entity.
Wowtoday Co., Ltd.	Entity owned by a family member of the shareholder who holds 35% of NOWnews International (see Note 1)
Hwalian International Business Co., Ltd.	Mr. Alan Chen is the Chairman and legal representative of this entity.
Jingu Telecom Co., Ltd	Mr. Yih-Jong Shy is the Chairman and legal representative of this entity.
Mr. Alan Chen	Director and controlling beneficiary shareholder of the Company. Current Director and the former Chairman of NOWnews Network.
Ms. Chiu-li Tu	Wife of Mr. Alan Chen. Current Director of Supervisory Committee of NOWnews Network
Mr. Yih-Jong Shy	Director and CEO of the Company

Transactions

	For the Years Ended December 31,
	2014	2013
Sales to Jin Hao Kang Marketing Co., Ltd	$66,008	$-
Sales to Mega Media Investment Co., Ltd	33,004	-
Sales to Chunghwa Wideband Best Network Co., Ltd.	20,123	150,732
Sales to Chunghwa United International Development Co., Ltd.	2,906	-
Total	$122,041	$150,732

The primary services provided by NOWnews Network to those related parties were advertisement space on NOWnews Network’s website and broadcasting right of the films and news articles owned by NOWnews Network.

F-39

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Due from related parties

	December 31,	December 31,
	2014	2013
Trade receivable from Jin Hao Kang Marketing Co., Ltd	$77,532	$2,213
Trade receivable from Chunghwa Wideband Best Network Co., Ltd.	42,855	144,213
Trade receivable from Mega Media Investment Co., Ltd	38,509	-
Trade receivable from Youchu International Digital Technology Co., Ltd.	6,329	6,704
Trade receivable from Chunghwa United International Development Co., Ltd.	2,926	-
Trade receivable from Chunghwa United Co., Ltd.	2,089	2,213
Trade receivable from Wowtoday Co., Ltd.	1,661	-
Due from Ms. Chiu-li Tu	-	85,824
Due from Mr. Alan Chen	-	9,772
Total	$171,901	$250,939

F-40

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Due to related parties

	December 31,	December 31,
	2014	2013
Due to Mr. Alan Chen	$649,377	$8,000
Due to Ms. Chiu-li Tu	212,185	-
Due to Hwalian International Business Co., Ltd.	178,339	5,707
Due to Jingu Telecom Co., Ltd	32,595	-
Due to Chunghwa United International Development Co., Ltd.	-	803
	$1,072,495	$14,510

Due to related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

Guarantees

As of December 31, 2014 and 2013, Mr. Chen and Ms. Tu provided personal guarantees on long-term loans obtained by NOWnews Network. In addition, the property collateralized for the long-term loans is owned by Mr. Chen and Ms. Tu (see Note 7).

NOTE 15: SUBSEQUENT EVENT

Management has evaluated subsequent events through March 31, 2015, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2014 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-41

3,990,950 Shares of Common Stock

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO.LTD.

Prospectus

    , 2015

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, upon completion of this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,319
Printing and engraving expenses	0	*
Legal fees and expenses	19,000	*
Accounting fees and expenses	5,000	*
Transfer agent and registrar fees	750	*
Miscellaneous	0	*
Total	$27,069	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes

Neither our Articles of Incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Articles of Incorporation and Bylaws

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

•	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

•	such indemnification is expressly required to be made by law;

•	the proceeding was authorized by our Board of Directors;

•	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

•	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have sold the following securities which were not registered under the Securities Act:

On November 14, 2014, we issued an aggregate of 20,000,000 shares of its common stock to shareholders of Worldwide pursuant to the Share Exchange Agreement. We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of the shares of our common stock to the shareholders of Worldwide pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each recipient of the shares certified that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only, in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Company (1)

3.2	Certificate of Amendment of the Company (2)

3.3	Bylaws of the Company (1)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10. 1	Share Exchange Agreement, dated November14, 2014, by and among the Company, Worldwide Media Investments Corp, NOWnews Network Co., Ltd., and the shareholders of Worldwide Media Investments Corp (4)

10.2	Personal Guarantee, dated November 14, 2014, by Alan Chen and Chiu-Li Tu (3)

10.3	Employment Agreement, dated November 14, 2014, by and between the Company and Yi-Jong Shy (3)

10.4	Employment Agreement, dated November 14, 2014, by and between the Company and Tsung Chien Chiang (3)

10.5	Employment Agreement, dated November 14, 2014, by and between the Company and Yi Jen Lan (3)

10.6	NOWnews Office Lease Agreement dated March 3, 2015, by and between the Company and Yiqiu International Department Store Co., Ltd. (6)

10.7	Lease Termination Agreement, dated March 15, 2015, by and between the Company and Shin Kong Life Insurance Co., Ltd. (6)

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21.1	List of Subsidiaries (5)

23.1	Consent of KCCW Certified Public Accounts*

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

101.INS	XBRL Instance Document*

101.SCH	XBRL Taxonomy Extension Schema Document*

101.CAL	XBRL Taxonomy Calculation Linkbase Document*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	XBRL Taxonomy Label Linkbase Document*

101.PRE	XBRL Taxonomy Presentation Linkbase Document*

*Filed herewith.

(1) Incorporated by reference herein the exhibits to the Company’s Registration Statement on Form S-1 filed on January 11, 2011.

(2) Incorporated by reference herein the exhibit to the Company’s Annual Report Form 10-K filed on November 12, 2014.

(3) Incorporated by reference herein the exhibit to the Company’s Current Report on Form 8-K filed on November 14, 2014.

(4) Incorporated by reference herein the exhibit to the Company’s Current Report on Form 8-K/A filed on January 9, 2015.

(5) Incorporated by reference herein the exhibit to the Company’s Annual Report on Form 10-K filed on March 31, 2014.

(6) Incorporated by reference herein the exhibit to the Company’s Annual Report on Form 10-K filed on March 31, 2015.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei city, Taiwan, on the 29th day of September, 2015.

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

By:	/s/ Yih-Jong Shy
Yih-Jong Shy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yih-Jong Shy	Chief Executive Officer and Director	September 29, 2015
Yih-Jong Shy	(Principal Executive Officer)

/s/ Tsung-Chien Chiang	Chief Financial Officer	September 29, 2015
Tsung-Chien Chiang	(Principal Financial and Accounting Officer)

/s/ Yi Jen Lan	Chief Investor Relations Officer	September 29, 2015
Yi Jen Lan

/s/ Alan Chen	Chairman of the Board of Directors	September 29, 2015
Alan Chen

/s/ Shang-Hong Lin	Director	September 29, 2015
Shang-Hong Lin

/s/ En Ming Tseng	Director	September 29, 2015
En Ming Tseng

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